UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PACCAR INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-1

March 18, 2026

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of PACCAR Inc, which will be held in person at 10:30 a.m. on Tuesday, April 28, 2026, at the PACCAR Parts Distribution Center, located at 405 Houser Way North, Renton, Washington. Stockholders also have the option to view the Annual Meeting online at www.paccar.com/2026annualmeeting.

The principal business of the Annual Meeting is stated on the attached Notice of Annual Meeting of Stockholders. We will also provide an update on the Company’s activities. The Board of Directors recommends a vote FOR Items 1, 2 and 3.

Your VOTE is important. Whether or not you plan to attend the Annual Meeting, please vote your proxy either by mail, telephone or the internet.

Sincerely,

Mark C. Pigott
Executive Chairman of the Board

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Tuesday, April 28, 2026, in person at the PACCAR Parts Distribution Center, located at 405 Houser Way North, Renton, Washington, for these purposes:

1.
To elect as directors the twelve nominees named in the attached proxy statement to serve a one-year term ending in 2027.
2.
To vote on an advisory resolution to approve executive compensation (“Say on Pay”).
3.
To vote on an advisory basis on the ratification of the Company’s independent auditors.
4.
To transact such other business as may properly come before the meeting.

Stockholders entitled to vote at this meeting are those of record as of the close of business on March 3, 2026.

IMPORTANT: The vote of each stockholder is important regardless of the number of shares held. Whether or not you plan to attend the meeting, please complete and return your proxy form.

Directions to the PACCAR Parts Distribution Center can be found on the back cover of the attached proxy statement. Stockholders have the option to view the Annual Meeting online at www.paccar.com/2026annualmeeting.

By order of the Board of Directors

M. R. Beers
Secretary

Bellevue, Washington

March 18, 2026

PROXY STATEMENT

The Board of Directors of PACCAR Inc issues this proxy statement to solicit proxies for use at the Annual Meeting of Stockholders at 10:30 a.m., local time, on Tuesday, April 28, 2026, at the PACCAR Parts Distribution Center in Renton, Washington. This proxy statement includes information about the business matters that will be voted upon at the meeting. The executive offices of the Company are located at 777 106th Avenue N.E., Bellevue, Washington 98004. This proxy statement and proxy form were sent to stockholders on or about March 18, 2026.

General Information

Voting Rights

Stockholders eligible to vote at the meeting are those identified as owners at the close of business on the record date, March 3, 2026. Each outstanding share of common stock is entitled to one vote on each of the items presented at the meeting. At the close of business on March 3, 2026, the Company had 526,262,965 shares of common stock outstanding and entitled to vote.

Stockholders may vote at the meeting in person or by proxy. Stockholders viewing the meeting online will not be able to vote during the meeting. Execution of a proxy does not affect the right of a stockholder to attend or view the meeting. The Board recommends that stockholders exercise their right to vote by promptly completing and returning the proxy form either by mail, telephone or the internet.

Voting by Proxy

Mark C. Pigott and Mark A. Schulz are designated proxy holders to vote shares on behalf of stockholders at the 2026 Annual Meeting. The proxy holders are authorized to:

•
vote shares as instructed by the stockholders who have properly completed and returned the proxy form;
•
vote shares as recommended by the Board when stockholders have executed and returned the proxy form, but have given no instructions; and
•
vote shares at their discretion on any matter not identified in the proxy form that is properly brought before the Annual Meeting.

The Trustee for the PACCAR Inc Savings Investment Plan (the “SIP”) votes shares held in the SIP according to each member’s instructions on the proxy form. If no voting instructions are received, the Trustee will vote the shares in direct proportion to the shares for which it has received timely voting instructions, as provided in the SIP.

Proxy Voting Procedures

The proxy form allows registered stockholders to vote in one of three ways:

Mail. Stockholders may complete, sign, date and return the proxy form in the pre-addressed, postage-paid envelope provided.

Telephone. Stockholders may call the toll-free number listed on the proxy form and follow the voting instructions given.

Internet. Stockholders may access the internet address listed on the proxy form and follow the voting instructions given.

Telephone and internet voting procedures authenticate each stockholder by using a control number. The voting procedures will confirm that your instructions have been properly recorded. Stockholders who vote by telephone or internet should not return the proxy form.

Stockholders who hold shares through a broker or agent should follow the voting instructions received from that broker or agent.

Revoking Proxy Voting Instructions. A proxy may be revoked by a later-dated proxy or by written notice to the Secretary of the Company at any time before it is voted. Stockholders who hold shares through a broker should contact the broker or other agent if they wish to change their vote after executing the proxy.

Online Availability of Annual Meeting Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be held at 10:30 a.m. on April 28, 2026, in person at the PACCAR Parts Distribution Center in Renton, Washington. The 2026 proxy statement and the 2025 Annual Report to stockholders are available on the Company’s website at www.paccar.com/2026annualmeeting.

Stockholders who hold shares in a bank or brokerage account who previously elected to receive the annual meeting materials electronically and now wish to change their election and receive paper copies may contact their bank or broker to change their election.

Stockholders who receive annual meeting materials electronically will receive a notice when the proxy materials become available with instructions on how to access them over the internet.

Multiple Stockholders Sharing the Same Address

Registered stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should write to EQ Shareowner Services, Attn: Householding, P.O. Box 64874, St. Paul, Minnesota 55164-0874. Street name stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should contact their bank or broker.

Some street name stockholders elected to receive one copy of the 2025 Annual Report and 2026 Proxy Statement at a shared address prior to the 2026 Annual Meeting. If those stockholders wish to change that election, they may do so by contacting their bank, broker or PACCAR at 425.468.7581 or P.O. Box 1518, Bellevue, Washington 98009.

Vote Required and Method of Counting Votes

The presence at the Annual Meeting – in person or by duly authorized proxy – of a majority of all the stock issued and outstanding and having voting power shall constitute a quorum for the transaction of business. Abstentions are counted as shares present at the meeting.

Item 1: Election of Directors

In an uncontested director election, each director nominee shall be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50 percent of the number of votes cast with respect to that director’s election. Votes cast include votes “against,” but exclude “abstentions” and “broker nonvotes” with respect to that director’s election. Pursuant to the Company’s Bylaws, an incumbent director that is not elected by a majority vote will tender his or her resignation subject to acceptance by the Board. The Company’s Certificate of Incorporation does not provide for cumulative voting. Proxies signed, dated and returned unmarked will be voted FOR all of the nominees.

Please note that brokers and custodians may not vote on the election of directors in the absence of specific client instruction. Those who hold shares in such accounts are encouraged to provide voting instructions to the broker or custodian.

If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.

Item 2: Advisory Resolution to Approve Executive Compensation (“Say on Pay”)

Proxies signed, dated and returned unmarked will be voted FOR Item 2.

To be approved, Item 2 must receive the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this item at the Annual Meeting. Abstentions will have the effect of a vote against the item. Broker nonvotes will not affect the outcome of the vote.

Item 3: Advisory Vote on the Ratification of Independent Auditors

Proxies signed, dated and returned unmarked will be voted FOR Item 3.

To be approved, Item 3 must receive the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this item at the Annual Meeting. Abstentions will have the effect of a vote against the item.

Stock Ownership of Certain Beneficial Owners

The following persons are known to the Company to be the beneficial owner of five percent or more of the Company’s common stock as of December 31, 2025:

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
BlackRock, Inc.	36,727,292(a)	7.0
50 Hudson Yards New York, NY 10001
The Vanguard Group, Inc.
100 Vanguard Blvd. Malvern, PA 19355	62,166,965(b)	11.9

(a)
BlackRock, Inc. and its subsidiaries reported on Schedule 13G filed January 26, 2024 that it has sole voting power over 33,050,099 shares and sole dispositive power over 36,727,292 shares.
(b)
The Vanguard Group, Inc. reported on Schedule 13G filed February 13, 2024 that it has shared voting power over 663,507 shares, sole dispositive power over 59,870,434 shares and shared dispositive power over 2,296,531 shares.

Stock Ownership oF DIRECTORS AND EXECUTIVE OFFICERS

The following list includes all shares of the Company’s common stock beneficially owned by each Company director and Named Executive Officer, and by Company directors and executive officers as a group as of March 3, 2026 (amounts shown are rounded to whole share amounts):

Name	Shares Beneficially Owned		Percent of Class
Kevin D. Baney	61,671	(a)	*
Pierre R. Breber	20,359	(b)	*
Dame Alison J. Carnwath	22,885	(b)	*
C. Michael Dozier (retired April 1, 2026)	67,182	(a)	*
R. Preston Feight	468,276	(a)	*
Kirk S. Hachigian	76,982	(b)	*
Brice A. Hill	4,673	(b)	*
Barbara B. Hulit	6,962	(b)	*
Cynthia A. Niekamp (retired April 26, 2026)	7,106	(b)	*
John M. Pigott	3,490,462	(b)(c)	*
Mark C. Pigott	5,682,025	(d)	1.08
Brice J. Poplawski	24,852	(a)	*
Luiz A. S. Pretti	5,580	(b)	*
Ganesh Ramaswamy	23,564	(b)	*
Harrie C. Schippers (retired June 2, 2025)	126,740	(a)	*
Mark A. Schulz	50,493	(a)	*
Darrin C. Siver (retired January 7, 2026)	164,690	(b)	*
Total of all directors and executive officers as a group (22 individuals)	10,463,217		1.99

* Does not exceed one percent.

(a)
Includes shares allocated in the SIP for which the participant has sole voting and investment power as follows: R. P. Feight 17,599; B. J. Poplawski 18,317; K. D. Baney 6,022; C. M. Dozier 20,304; D. C. Siver 24,976. Also includes restricted stock units (RSUs) without voting rights to be settled in shares of common stock as follows: R. P. Feight 60,558; B. J. Poplawski 3,174; K. D. Baney 8,507; C. M. Dozier 11,134; D. C. Siver 12,928. Also includes options to purchase shares exercisable within 60 days of March 3, 2026 as follows: R. P. Feight 141,038; H. C. Schippers 26,740; B. J. Poplawski 1,970; K. D. Baney 33,498; D. C. Siver 38,900. Also includes deferred cash awards accrued as stock units without voting rights under the Deferred Compensation Plan that are settled in shares of common stock: D. C. Siver 21,365.
(b)
Includes shares in the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (the “RSDC Plan”) over which the participant has sole voting but no investment power. Also includes deferred stock units without voting rights in the RSDC Plan to be settled in shares of common stock as follows: P. R. Breber 7,344; A. J. Carnwath 22,885; K. S. Hachigian 76,982; B. B. Hulit 6,962; C. A. Niekamp 6,962; J. M. Pigott 75,567; L. A. S. Pretti 5,580; G. Ramaswamy 23,564; M. A. Schulz 33,775.
(c)
Includes shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.
(d)
Includes 174,760 shares allocated in the SIP for which he has sole voting and investment power. Includes shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

Expenses for Solicitation

Expenses for solicitation of proxies will be paid for by the Company. In addition to the mailing of these proxy materials, solicitation may be made by directors, officers and employees of the Company through electronic, telephone or personal solicitation, which will be made without additional compensation. The Company has retained D. F. King & Co., Inc. to aid in the solicitation of stockholders for a fee of approximately $12,500 plus reimbursement of expenses. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers reasonable out-of-pocket costs for this solicitation.

Item 1: Election of Directors

Twelve directors are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as directors for a term expiring at the Annual Meeting of Stockholders in 2027. All of the nominees are currently serving as directors of the Company.

BOARD NOMINEES FOR DIRECTORS

(TERMS EXPIRE AT THE 2027 ANNUAL MEETING)

MARK C. PIGOTT, age 72, is Executive Chairman of the Company and has held that position since April 2014. Mr. Pigott was Chairman and Chief Executive Officer of the Company from January 1997-April 2014, Vice Chairman from January 1995-December 1996, Executive Vice President from December 1993-January 1995, Senior Vice President from January 1990-December 1993, and Vice President from October 1988-December 1989. He is the brother of John M. Pigott, a director of the Company. He has served as a director of the Company since 1994. Mr. Pigott has the attributes and qualifications listed in the Company guidelines for board membership including engineering and business degrees from Stanford University, thorough knowledge of the global commercial vehicle industry and an outstanding record of profitable growth generated through 47 years with the Company. PACCAR has benefited from an excellent record of industry leading stockholder returns generated under his leadership.

PIERRE R. BREBER, age 61, held several senior executive roles in finance and operations during 34 years at Chevron. He served as chief financial officer from 2019-2024 and as executive vice president of global refining and marketing from 2016-2018. He was executive vice president over trading, LNG marketing, pipeline and shipping businesses from 2014-2015 and managing director of Chevron’s Asia South exploration and production business from 2011-2013. He has served as a director of Southwest Airlines Co. and The Clorox Company since 2024. He has served as a director of the Company since 2024. Mr. Breber has the attributes and qualifications listed in the Company guidelines for board membership including a bachelor’s and a master’s degree in mechanical engineering from the University of California at Berkeley and an M.B.A from Cornell University.

DAME ALISON J. CARNWATH, age 73, has been a senior adviser to Evercore Partners, an independent corporate finance advisory firm (formerly known as Lexicon Partners) in the United Kingdom, since 2005. She has served as chair of EG Group Ltd. since 2021 as well as compensation committee chair since 2025 and audit committee chair from 2021 to 2025. She has served as a director of Coller Capital Ltd. since 2015. Dame Alison previously served as a director and audit committee chair of ASDA Group Ltd. from 2021 to 2025 and as chair of Land Securities, a FTSE 100 property company, from 2008 to 2018. She has served as a director of the Company since 2005. Dame Alison has the attributes and qualifications listed in the Company guidelines for board membership including certification as a chartered accountant, service as chair and chief executive of Videndum PLC (formerly the Vitec Group), a British supplier to the broadcast industry, and extensive experience in international finance and investment banking.

R. PRESTON FEIGHT, age 58, is Chief Executive Officer of the Company and has held that position since July 2019. Mr. Feight served as Executive Vice President of the Company from September 2018-June 2019, PACCAR Vice President and President of DAF Trucks from April 2016-August 2018, General Manager of Kenworth Truck Company and Vice President of PACCAR from January 2015-March 2016, Kenworth Assistant General Manager for Marketing and Sales from April 2012-December 2014 and Kenworth Chief Engineer from August 2008-March 2012. He has served as a director of Deere & Company since 2024 and currently serves as lead director. He has served as a director of the Company since 2019. Mr. Feight has the attributes and qualifications listed in the Company guidelines for board membership including a B.S. in mechanical engineering from Northern Arizona University, an M.S. in engineering management from the University of Colorado and thorough knowledge of the global commercial vehicle industry gained through 28 years with the Company.

KIRK S. HACHIGIAN, age 66, served as executive chairman of JELD-WEN Holding, Inc., a global manufacturer of windows and doors, from 2016 to 2019; and as JELD-WEN’s chairman and chief executive officer from 2014 to 2016. He served as chairman and chief executive officer of Cooper Industries PLC, a global manufacturer of electrical products, from 2005 to 2012. Prior to joining Cooper, Mr. Hachigian was an executive with General Electric Company for eight years, including assignments in Mexico and Asia. He has served as a director of NextEra Energy Inc. since 2013 and is chair of the compensation committee. He has also served as a director of L3Harris Technologies, Inc. since 2023. He has served as a director of the Company since 2008. Mr. Hachigian has the attributes and qualifications listed in the Company guidelines for board membership including a B.S. degree in mechanical engineering from University of California at Berkeley and an M.B.A. from the University of Pennsylvania’s Wharton School of Business.

BRICE A. HILL, age 59, is a semiconductor industry veteran with more than 30 years of experience in finance, global operations and strategy. He is senior vice president, chief financial officer and global information systems at Applied Materials, a position he has held since 2022. He also served as chief financial officer at Xilinx Corporation from 2020-2022. He had an excellent 25-year career at Intel in senior finance and operations roles, including as chief financial officer and chief operating officer of the Technology, Systems and Core Engineering Group. He began his career in finance at General Motors. He has served as a director of the Company since 2024. Mr. Hill has the attributes and qualifications listed in the Company guidelines for board membership including a bachelor’s degree in finance and economics from the University of Washington and an M.B.A from the University of Michigan.

BARBARA B. HULIT, age 59, is a senior managing director and operating executive at Blackstone Inc., the world’s largest alternative asset manager. She previously served as chief executive officer and president of the Advanced Healthcare Solutions segment of Fortive Corporation from July 2019 to January 2022, and as senior vice president from June 2016 to June 2019. While at Fortive, she had company-wide responsibility for the Fortive Business System (FBS) office, IT, procurement and high growth markets. Prior to the 2016 spin-off of Fortive from Danaher Corporation, Ms. Hulit held multiple executive roles at Danaher, including leading the Danaher Business System (DBS) office from 2012 to 2016 and serving as president of Fluke Corporation from 2005 to 2012. She has served as a member of the Dean’s Advisory Council for the Graduate School of the Kellogg School of Management at Northwestern University since 2012 and the McCombs School of Business at the University of Texas since 2024. She has served as a director of the Company since 2023. Ms. Hulit has the attributes and qualifications listed in the Company guidelines for board membership including an M.B.A from the Kellogg School of Management at Northwestern University, a B.A. in marketing from the University of Texas and over 30 years of experience in business strategy, operations, innovation, M&A and IT.

JOHN M. PIGOTT, age 62, is a partner in Beta Business Ventures, LLC, a private investment company concentrating in natural resources, and was a partner in the predecessor company Beta Capital Group, LLC since 2003. He has served as a director of ChemChamp North America since 2024. He is the brother of Mark C. Pigott, a director of the Company. He has served as a director of the Company since 2009. Mr. Pigott has the attributes and qualifications listed in the Company guidelines for board membership including an engineering degree from Stanford, an M.B.A. from UCLA and a background in manufacturing gained through 12 years with the Company including five years as a senior manager of Company truck operations in the United Kingdom and in the United States. He is a substantial long-term stockholder in the Company.

LUIZ A. S. PRETTI, age 67, served as president and chief executive officer of Cargill Brasil from 2005-2020. He previously served in other executive leadership roles in the agribusiness, finance and automotive industries from 1982-2005. Mr. Pretti is a leader in the Brazilian business community, including serving as the chair of J. Macedo S.A., one of the largest food companies in Brasil, since 2023 and as chair of Votorantim Cimentos, the largest cement company in Brasil, from 2018-2026. He currently serves as a director of AmCham-Brasil and served as its chair from 2019-2023. He has served as a director of the Company since 2024. Mr. Pretti has the attributes and qualifications listed in the Company guidelines for board membership including a B.S. in Metallurgical Engineering from Armando Alvares Penteado Foundation in São Paulo, Brasil.

GANESH RAMASWAMY, age 57, is president and chief executive officer of Southwire Company, LLC, a leading manufacturer of wire and cable used in the transmission and distribution of electrical supplies. He previously served as executive vice president of Industrial & Energy Technology at Baker Hughes Company, an energy technology company with a diversified portfolio of technologies and services that span the energy and industrial value chain. Mr. Ramaswamy served as President of Global Services for Johnson Controls, a worldwide provider of technologies and solutions for buildings, from 2019 to 2022. From 2015 to 2019, Mr. Ramaswamy served in executive roles at Danaher Corporation, a diversified manufacturer of life sciences, diagnostics and industrial products and services. His roles at Danaher included Senior Vice President of High Growth Markets at Beckman Coulter Diagnostics; President of Videojet Technologies Inc.; and Group Executive for Marking and Coding. He has served as a director of the Company since 2021. Mr. Ramaswamy has the attributes and qualifications listed in the Company guidelines for board membership including a Ph.D. in mechanical engineering from the University of Pennsylvania, an M.B.A. from the University of Wisconsin – Milwaukee, an M.S. in mechanical engineering from Auburn University and a B.Tech. in mechanical engineering from the University of Kerala.

DR. DIETMAR A. SCHEITER, age 67, is managing director of JOKALOU GmbH, a Munich-based private investment firm. He previously served as chairman of the management board of TA Triumph-Adler AG, a leading German manufacturer of office printers and document management systems, where he established the strategic partnership with Kyocera that led to a successful acquisition of the company. Dr. Scheiter serves as honorary consul to the Republic of Sierra Leone through the diplomatic corps of Bavaria and is founder and chairman of Für Sierra Leone e.V, a non-profit organization supporting infrastructure, education, entrepreneurship and emergency aid. He is spokesman of the management board of the German Max Planck Foundation and has served the foundation in various positions since 2008. He has served on the Supervisory Board of DAF Trucks N.V., a wholly owned subsidiary of the Company, since 2014. Dr. Scheiter has the attributes and qualifications listed in the Company guidelines for board membership, including a Ph.D. in Business Administration, and a Diplom-Kaufman degree from the University of St. Gallen in Switzerland and over 25 years of experience in private equity, corporate development and mergers and acquisitions.

MARK A. SCHULZ, age 73, is currently president and chief executive officer of M. A. Schulz and Associates, a management consulting firm, and a founding partner in Fontinalis Partners, LLC, a transportation technology strategic investment firm. He served as president of international operations at Ford Motor Company from 2005 until his retirement in 2007 and in a variety of executive roles during 35 years with Ford, including running Ford’s Mazda, Jaguar, Land Rover and Aston Martin affiliates and setting up manufacturing and distribution operations in South America, Europe, Asia and Africa. He has previously served as a director of several public company boards and of the National Committee of United States-China Relations and the United States-China Business Council. He has served as a director of the Company since 2012 and as lead director since January 2020. Mr. Schulz has the attributes and qualifications listed in the Company guidelines for board membership including engineering degrees from Valparaiso University and the University of Michigan, an M.B.A. from the University of Detroit, an M.S. in management from the Massachusetts Institute of Technology and over 35 years of management experience in the automotive industry worldwide.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

BOARD GOVERNANCE

The Board of Directors has determined that the following persons served as independent directors in 2025 as defined by Nasdaq Rule 5605(a)(2): Pierre R. Breber, Dame Alison J. Carnwath, Kirk S. Hachigian, Brice A. Hill, Barbara B. Hulit, Roderick C. McGeary (retired 4/27/25), Cynthia A. Niekamp (retired 4/26/26), Luiz A. S. Pretti, Ganesh Ramaswamy, Mark A. Schulz and Gregory M. E. Spierkel (retired 4/27/25).

The Board of Directors maintains a corporate governance section on the Company’s website, which includes key information about its governance practices. The Company’s Corporate Governance Guidelines, Board Committee Charters, Code of Business Conduct and Code of Ethics for Senior Financial Officers are located at www.paccar.com/about-us/board-of-directors. The Corporate Governance Guidelines prohibit the Company’s directors and executive officers from hedging or pledging their ownership of PACCAR stock. Employees, other than executive officers, are generally permitted to engage in transactions designed to hedge or offset market risk. The Company has adopted insider trading policies and procedures governing the purchase and sale of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and Nasdaq listing standards. See Exhibit 19 of the Company’s Annual Report on Form 10-K for additional information.

The Company’s leadership structure includes an Executive Chairman, a Chief Executive Officer and an independent lead director who serves for a three-year term. M. A. Schulz currently serves as lead director and was reelected for 2026. This leadership structure, in which the roles of the Executive Chairman and Chief Executive Officer are separate, together with an experienced and engaged lead director and independent key committees, is appropriate for the Company because it effectively allocates authority, responsibility and oversight between management, the Executive Chairman and the independent members of the Board.

The Company has policies to ensure a strong and independent board. The Board regularly meets in executive session without management. The lead director presides over the executive sessions of the Board’s independent directors. Seventy-five percent of the Company’s twelve director nominees are independent as defined under Nasdaq rules.

The Board oversees risk through management presentations at Board meetings and through its Audit, Compensation and Nominating and Governance Committees. The Audit Committee charter provides that the Committee shall discuss with management the Company’s risk exposures, including cybersecurity risk, and the steps management has taken to monitor and control such exposures. As part of this process, the Committee receives periodic reports from the Company’s internal auditor, chief information security officer and general counsel and the Committee reports to the full Board at least four times a year. The Compensation Committee oversees risk arising from the Company’s compensation programs and annually reviews how those programs manage and mitigate risk. The Nominating and Governance Committee oversees potential environmental, social and governance (ESG) risks and monitors legal developments and trends.

Stockholders may contact the Board of Directors by writing to: The Board of Directors, PACCAR Inc, 11th floor, P.O. Box 1518, Bellevue, WA 98009, or by e-mailing PACCAR.Board@paccar.com. The Corporate Secretary will receive, process and acknowledge receipt of all written stockholder communications. Suggestions or concerns involving accounting, internal controls or auditing matters will be directed to the Audit Committee chairman. Concerns regarding other matters will be directed to the individual director or committee named in the correspondence. If no identification is made, the matter will be directed to the Executive Committee of the Board.

The Board of Directors met four times during 2025. Each member attended at least 75 percent of the combined total of meetings of the Board of Directors and the committees of the Board on which each served. All Company directors are expected to attend the annual stockholder meeting. Eleven directors attended the annual stockholder meeting in April 2025.

The Board has four standing committees. The members of each committee in 2025 are listed below with the chair of each committee listed first:

Audit Committee (a)	Compensation Committee	Executive Committee	Nominating and Governance Committee (a)
P. R. Breber	K. S. Hachigian	M. C. Pigott	M. A. Schulz
A. J. Carnwath	C. A. Niekamp	J. M. Pigott	P. R. Breber
B. A. Hill	L. A. S. Pretti	M. A. Schulz	A. J. Carnwath
B. B. Hulit	G. Ramaswamy		K. S. Hachigian
R. C. McGeary			R. C. McGeary
G. M. E. Spierkel			G. M. E. Spierkel

(a)
R. C. McGeary and G. M. E. Spierkel served as directors until their retirement from the Board of Directors on April 27, 2025.

Audit Committee

The Audit Committee has responsibility for the selection, evaluation and compensation of the independent auditors and approval of all services they provide. The Committee annually assesses the independent public accounting firm’s qualifications, independence, performance and whether there should be a rotation of the Company’s independent accounting firm. The Committee and its chairperson are involved in the selection of the audit firm’s lead engagement partner. The Committee reviews the Company’s annual and quarterly financial statements, monitors the integrity and effectiveness of the audit process and reviews the corporate compliance programs. It monitors the Company’s system of internal controls over financial reporting and oversees the internal audit function.

The Company has a rigorous and thorough cybersecurity protocol. The Company’s information security risk council updates the Audit Committee throughout the year and also prepares reports for the Board of Directors. Members of the Audit Committee have cybersecurity expertise.

The Audit Committee charter describes the Committee’s responsibilities. It is posted at www.paccar.com/about-us/board-of-directors/audit-committee-charter. All members of the Audit Committee meet the independence and financial literacy requirements of the SEC and Nasdaq rules. The Board of Directors designated all members of the Audit Committee as financial experts. The Committee met six times in 2025.

Compensation Committee

The Compensation Committee has responsibility for reviewing and approving salaries and other compensation matters for executive officers. It administers the Long-Term Incentive Plan, the Senior Executive Yearly Incentive Compensation Plan and the Deferred Compensation Plan. The Committee establishes base salaries and annual and long-term performance goals for executive officers. It considers the opinion of the Chief Executive Officer when determining compensation for the executives that report to him. It also evaluates the Chief Executive Officer’s performance annually in executive session. It approves the attainment of annual and long-term goals by the executive officers. The Committee does not grant stock options within four business days before or one business day after the release of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information. The Committee grants stock options once per year on a predetermined date that occurs after the release of the Company’s financial results for the prior fiscal year and before the filing of the Company’s Form 10-K. This allows the market time to evaluate the information provided in the Company’s earnings press release and accompanying earnings call before the Committee grants the stock options.

The Committee has authority to employ a compensation consultant to assist in the evaluation of the compensation of the Company’s Chief Executive Officer and other executive officers. The Company did not engage a compensation consultant in 2025.

The Compensation Committee charter describes the Committee’s responsibilities. It is posted at www.paccar.com/about-us/board-of-directors/compensation-committee-charter. All members of the Committee meet the director independence requirements of the SEC and Nasdaq rules and the “nonemployee director” requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Committee met five times in 2025.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for evaluating director candidates and selecting nominees for approval by the independent members of the Board of Directors. It also makes recommendations to the Board on corporate governance matters, including director compensation, and environmental and social matters.

The Committee has established written criteria for the selection of new directors, which are available at www.paccar.com/about-us/board-of-directors/guidelines-for-board-membership. The criteria state that a diversity of perspectives, skills and business experience relevant to the Company’s global operations should be represented on the Board. The Committee recognizes the importance of having a diversity of gender, heritage and backgrounds to ensure that a variety of opinions and perspectives are represented on the Board. Initial lists of director candidates include qualified racially/ethnically and gender diverse candidates. To be a qualified director candidate, a person must have achieved significant success in business, education or public service, must not have a conflict of interest and must be committed to representing the long-term interests of the stockholders. In addition, the candidate must have the following attributes:

•
the highest ethical and moral standards and integrity;
•
the intelligence, education and experience to make a meaningful contribution to board deliberations;
•
the commitment, time and diligence to effectively discharge board responsibilities;
•
mature judgment, objectivity, practicality and a willingness to ask difficult questions; and
•
the commitment to work together as an effective group member to deliberate and reach consensus for the betterment of the stockholders and the long-term viability of the Company.

The Committee considers the names of director candidates submitted by management and members of the Board of Directors. It also considers recommendations by stockholders submitted in writing to: Chair, Nominating and Governance Committee, PACCAR Inc, 11th Floor, P.O. Box 1518, Bellevue, WA 98009. Nominations by stockholders must include information set forth in the Company’s Bylaws. The Committee engages the services of a private search firm from time to time to assist in identifying and screening director candidates. The Committee evaluates qualified director candidates and selects nominees for approval by the members of the Board of Directors.

The Company’s Bylaws provide for proxy access by eligible stockholders. Stockholder nominations require compliance with Article III, Section 7 of the Bylaws.

The Nominating and Governance Committee charter describes the Committee’s responsibilities. It is posted at www.paccar.com/about-us/board-of-directors/nominating-and-governance-committee. All members of the Committee meet the independence requirements of the Nasdaq rules. The Committee met four times in 2025.

Executive Committee

The Executive Committee acts on routine Board matters when the Board is not in session. The Committee took action three times in 2025.

COMPENSATION OF DIRECTORS

The following table provides information on compensation for non-employee directors who served during the fiscal year ended December 31, 2025:

Summary Compensation

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	All Other Compensation ($) (c)	Total ($) (d)
P. R. Breber	186,923	175,090	5,000	367,013
A. J. Carnwath	175,000	175,090	5,000	355,090
K. S. Hachigian	187,500	175,090	5,000	367,590
B. A. Hill	160,000	175,090	5,000	340,090
B. B. Hulit	160,000	175,090	5,000	340,090
R. C. McGeary (e)	63,014	175,090	0	238,104
C. A. Niekamp	155,000	175,090	5,000	335,090
J. M. Pigott	140,000	175,090	5,000	320,090
L. A. S. Pretti	155,000	175,090	5,000	335,090
G. Ramaswamy	155,000	175,090	5,000	335,090
M. A. Schulz	212,500	175,090	10,000	397,590
G. M. E. Spierkel (e)	55,660	175,090	0	230,750

(a)
Fees for non-employee directors include the annual retainer of $140,000, annual retainers of $20,000 for each member of the audit committee and annual retainers of $15,000 for each member of the compensation and nominating and governance committees, all paid quarterly. In addition, an annual $40,000 retainer is payable quarterly to the lead director, an annual $25,000 retainer is payable quarterly to the chair of the audit committee and an annual $17,500 retainer is payable quarterly to the chairs of the compensation and nominating and governance committees. If newly elected, retired or assigned to a different committee during the calendar year, the non-employee director receives prorated retainer(s). P. R. Breber, J. M. Pigott, L. A. S. Pretti and G. Ramaswamy elected to defer fees into stock units pursuant to the terms of the RSDC Plan described in the narrative below.
(b)
The grant date fair value of the restricted stock or RSU award granted on January 2, 2025 to non-employee directors was $175,090, calculated in accordance with FASB ASC Topic 718. See Note R, Stock Compensation Plans, to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. On December 31, 2025, B. A. Hill and M. A. Schulz held 2,504 and 1,693 unvested shares of restricted stock, respectively, and the other non-employee directors held unvested RSUs as follows: P. R. Breber 2,504; A. J. Carnwath 5,913; K. S. Hachigian 5,913; B. B. Hulit 5,053; C. A. Niekamp 5,053; J. M. Pigott 5,913; L. A. S. Pretti 2,557; G. Ramaswamy 5,913; M. A. Schulz 4,220.
(c)
Non-employee directors may participate in the Company’s matching gift program on the same basis as U.S. salaried employees. Under the program, the PACCAR Foundation matches donations participants make to eligible educational institutions up to a maximum annual donation of $5,000 per participant. In 2025, the PACCAR Foundation matched a gift of $5,000 made by M. A. Schulz to an educational institution. In addition to the Company’s matching gift program, the PACCAR Foundation made donations of $5,000 each to charitable organizations selected by P. R. Breber, A. J. Carnwath, K. S. Hachigian, B. A. Hill, B. B. Hulit, C. A. Niekamp, J. M. Pigott, L. A. S. Pretti, G. Ramaswamy and M. A. Schulz.

(d)
P. R. Breber, J. M. Pigott, L. A. S. Pretti and G. Ramaswamy deferred some or all of their cash compensation earned in 2025 into stock units. None of the deferred compensation earned a rate of interest that exceeded 120 percent of the applicable federal long-term rate prescribed under Section 1274(d) of the Internal Revenue Code. Perquisites were less than the $10,000 reporting threshold.
(e)
R. C. McGeary and G. M. E. Spierkel served as directors until their retirement from the Board of Directors on April 27, 2025.

Non-Employee Director Compensation Program

In addition to the cash compensation described in footnote (a) in the previous table, on the first business day of the year, each non-employee director receives $175,000 in restricted stock or RSUs under the RSDC Plan. The number of restricted shares or RSUs is determined by dividing $175,000 by the closing price of a share of Company stock on the first business day of the year and rounding up to the nearest whole share. Non-employee directors newly elected during the calendar year receive a prorated award to reflect the number of calendar quarters the director will serve in the year of election. RSUs are credited to the director’s deferred stock unit account. Restricted shares or RSUs vest three years after the date of grant or upon retirement, death or disability. Restricted shares receive dividends and voting rights and RSUs receive dividend equivalents (treated as if reinvested at the closing price of Company stock on the dividend date) and have no voting rights.

Non-employee directors may also elect to defer all or a part of their cash retainer and fees to an income account or to a stock unit account under the RSDC Plan. The income account accrues interest at a rate equal to the simple combined average of the monthly Aa Industrial Bond yield averages for the immediately preceding quarter and is compounded quarterly. The stock unit account is credited with the number of shares of Company common stock that could have been purchased at the closing price on the date the cash compensation is payable. Stock units receive dividend equivalents (as described above) and have no voting rights.

Deferred accounts are paid out at or after retirement or termination in accordance with the director’s election. The stock unit account is distributed in shares of the Company’s common stock. The deferred stock units held by non-employee directors are reflected in footnote (b) to the Stock Ownership Table on page 5.

The Company provides transportation or reimburses non-employee directors for travel and out-of-pocket expenses incurred in connection with their services. It also pays or reimburses directors for expenses incurred to participate in continuing education programs related to their service as a PACCAR director.

Stock Ownership Guidelines for Non-Employee Directors

All non-employee directors are expected to hold at least five times their annual cash retainer in Company stock and/or deferred stock units while serving as a director. Directors have five years from the date of appointment to attain this ownership threshold. All non-employee directors with five or more years of service have the required stockholding as of January 1, 2026.

POLICIES AND PROCEDURES FOR TRANSACTIONS WITH RELATED PERSONS

Under its charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving related-person transactions as set forth in Item 404 of the Securities and Exchange Commission Regulation S-K. The Committee will consider whether such transactions are in the best interests of the Company and its stockholders. The Company has written procedures designed to bring such transactions to the attention of management. Management is responsible for presenting related-person transactions to the Audit Committee for review and approval.

Compensation of Executive Officers

Compensation Discussion and Analysis (“CD&A”)

Executive Summary of Company Performance and Compensation Practices

In 2025, the Company reported net sales and revenues of $28.44 billion and net income of $2.38 billion. The Company has achieved 87 consecutive years of net income, paid annual dividends every year since 1941 and delivered a total stockholder return of 8 percent in 2025. PACCAR’s average annual total return to stockholders has exceeded that of the S&P 500 Index over the last 5-, 10- and 20- year periods ended December 31, 2025.

2025 Financial Results and Business Highlights:

•
Consolidated net sales and revenues of $28.44 billion
•
Net income of $2.38 billion
•
Record year-end stockholders’ equity of $19.26 billion
•
Cash dividends declared of $1.43 billion
•
8.4 percent after-tax return on revenues
•
Record PACCAR Parts revenue of $6.87 billion
•
PACCAR Parts pre-tax income of $1.67 billion
•
Financial Services assets of $22.80 billion
•
Financial Services pre-tax income of $485.4 million
•
Cash provided by operations of $4.42 billion
•
Delivered 144,200 vehicles worldwide

Key Compensation and Governance Practices

The Company emphasizes pay for performance and equity-based incentive programs designed to compensate executives for generating outstanding performance for stockholders.

•
Incentive-based pay (“Pay for Performance”) represents approximately 68 percent of the Named Executive Officers’ target total compensation.
•
Net income is the key metric in the annual incentive compensation program.
•
The key metrics for long-term incentive cash awards are the three-year change in net income, return on sales, return on capital and total shareholder return, as compared with Peer Companies.
•
Executive officer stock ownership guidelines and holding requirements align executives’ long-term goals with that of stockholders.
•
There are no employment contracts, excise tax gross ups or significant perquisites for executive officers.
•
The Company does not discount, backdate, reprice or grant equity awards retroactively and prohibits the buy-out of underwater options.
•
The Company prohibits the hedging or pledging of Company stock or purchasing stock on margin for directors and executive officers.
•
The Company may claw back incentive compensation beyond applicable SEC and Nasdaq requirements where a financial restatement is caused by an executive officer’s fraud and the incentive compensation was based on financial results impacted by the restatement.

Compensation Program Objectives and Structure

PACCAR’s compensation programs are directed by the Compensation Committee of the Board of Directors, composed exclusively of independent directors. The programs are designed to attract and retain high-quality executives, link incentives to the Company’s performance and align the interests of management with those of stockholders. These programs offer compensation that is competitive with companies that operate in the same industries globally. PACCAR’s goal is to achieve superior performance measured against its industry peers. The Company has achieved 87 consecutive years of net income, paid annual dividends every year since 1941 and delivered a total stockholder return of 8 percent in 2025. PACCAR’s average annual total return to stockholders has exceeded that of the S&P 500 Index over the last 5-, 10- and 20- year periods ended December 31, 2025. The compensation framework has these components:

Short-term performance compensation:

•
Salary. The fixed amount of compensation for performing day-to-day responsibilities.
•
Annual incentive cash compensation. Annual cash awards that focus on the attainment of Company profit targets and individual business unit goals.

Long-term performance compensation:

•
An equity- and cash-based Long-Term Incentive Plan (“LTIP”) that focuses on long-term growth in stockholder value, including three-year performance versus industry peers as measured by net income change, return on sales, return on capital and total shareholder return. The equity-based compensation consists of stock options and restricted stock or RSUs.

The Committee believes that this combination of salary, cash incentives and equity-based compensation provides appropriate incentives for executives to deliver superior short- and long-term business performance and stockholder returns.

The Named Executive Officers and all U.S. salaried employees participate in the Company’s retirement programs. The Named Executive Officers also participate in the Company’s unfunded Supplemental Retirement Plan described on page 30, which provides a retirement benefit to those employees affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and other qualified plan benefit limitations.

The Company does not provide any other significant perquisites or executive benefits to its Named Executive Officers.

Stockholder Approval for the Company’s Executive Compensation Programs (“Say on Pay”)

In 2025, stockholders voted on an advisory basis to approve the compensation of the Named Executive Officers with over 93 percent of the shares voting to approve the Company’s compensation practices. The Committee believes the stockholder vote affirms the Company’s conservative approach to executive compensation.

Executive Compensation Criteria

The Committee considers a number of important factors when reviewing and determining executive compensation, including job responsibilities, Company performance, business unit performance, individual performance and compensation for executives among peer organizations. The Committee also considers the opinion of the Chief Executive Officer when determining compensation for the executives that report to him.

Industry Compensation Comparison Groups. The Committee periodically utilizes information from published compensation surveys as well as compensation data from Peer Companies to determine if compensation for the Chief Executive Officer and other executive officers is competitive with the market. The Committee believes that comparative compensation information should be used in its deliberations. It does not specify a “target” compensation level for any given executive but rather a range of target compensation. The Committee has discretion to determine the nature and extent to which it will use comparative compensation data.

Role of Compensation Consultants. The Committee typically retains a compensation consultant to assess the competitiveness of the Company’s compensation programs every two years. It did not employ a compensation consultant in 2025. The Committee adopted the current executive salary structure effective January 1, 2025.

Peer Companies. As part of its analysis of comparative data, the Committee includes compensation data from Peer Companies. In particular, the Company measures its financial performance against Peer Companies when evaluating achievement of the cash portion of the LTIP Company Performance Goal. The Committee reviews the composition of the Peer Companies annually to ensure the companies are appropriate for comparative purposes. The Peer Companies are listed below. The Peer Group Index is shown on page 42.

Company Name	FY 2025 Revenue (in $ billions)
PACCAR Inc	28.4
AGCO Corporation	10.1
Caterpillar Inc.	67.6
Cummins Inc.	33.7
Daimler Truck Holding AG	55.8
Deere & Company	45.7
Eaton Corporation	27.4
Iveco Group N.V.	15.2
Oshkosh Corporation	10.4
Terex Corporation	5.4
TRATON SE	49.8
AB Volvo	49.0

Elements of Total Compensation

The Company’s executive compensation program is comprised of base salaries, annual incentive cash and long-term incentives consisting of cash, stock options and restricted stock/RSUs.

Compensation Element	Designed To Reward	Relationship To The Objectives

Base Salary	• Experience, knowledge of the industry, duties and scope of responsibility	• Provides a level of cash compensation to attract and retain talented executives to the Company who can continue to improve the Company’s overall performance

Short-Term Incentive Compensation	• Success in achieving annual objectives	• Motivates executives to achieve specific Company-wide and business unit objectives • Provides competitive compensation to attract and retain talented executives

Long-Term Incentive Compensation	• Continued excellence and attainment of objectives over time • Success in long-term growth and development
•
Motivates executives to achieve long-term business unit and Company-wide objectives
•
Aligns the executives’ interests with long-term stockholder interests in order to increase overall stockholder value
•
Provides competitive compensation to attract and retain talented executives

Compensation Mix. The Company’s executive compensation program structure includes a balance of salary and annual and long-term incentives, including Company equity. For 2025, the Committee approved target allocations as displayed below for R. P. Feight, the Company’s Chief Executive Officer, and the other Named Executive Officers. The Company believes these allocations promote its objectives of profitable growth and superior long-term results, which benefit stockholders.

Chief Executive Officer
2025 Target Compensation Structure

Target Long-Term Cash 26%
Target Annual Incentive Cash 14%
Long-Term Incentives 74%
Base Salary 12%
Stock Options / Restricted Stock 48%

Other Named Executive Officers
2025 Target Compensation Structure

Target Long-Term Cash 18%
Target Annual Incentive Cash 19%
Long-Term Incentives 62%
Stock Options / Restricted Stock 44%
Base Salary 19%

Base Salary. Base salary provides a level of compensation that is competitive with industry Peer Companies to attract and retain high-caliber executives. The midpoints of the base salary ranges are set at approximately the market median of the 2024 Mercer report with the minimum salary at 70 percent of the midpoint and the maximum salary at 130 percent of the midpoint. An executive officer’s actual salary relative to this salary range reflects his or her responsibility, experience, tenure with the Company and individual performance.

The Committee reviews base salaries every 12 to 24 months and may or may not approve changes. Consistent with this practice, the Committee reviewed the salary of each Named Executive Officer in 2025. The Committee considered performance, the addition of new responsibilities and the midpoint of the base salary range. The Chief Executive Officer suggested salary revisions for the other Named Executive Officers. The Committee approved salary percentage increases in 2025 as follows: R. P. Feight, 4.5 percent; B. J. Poplawski, 13.3 percent; K. D. Baney, 9.1 percent; C. M. Dozier, 4.9 percent; D. C. Siver, 4.9 percent. The Committee believes these increases align the Named Executive Officers with the salaries of the median of the industry peer group reflecting current market trends and the responsibilities of the Named Executive Officers. The Committee believes that the base salary of each Named Executive Officer is appropriate based on scope of responsibility, experience, tenure with the Company, individual performance and competitive pay practices.

Annual Incentive Cash Compensation (“IC”). This program provides yearly cash incentives for the Named Executive Officers to achieve annual Company profit and business unit goals. Subject to the funding maximums established by the Committee that are described below under the heading “IC Funding Limit,” the Committee sets annual performance goals and a threshold, target and maximum award for each Named Executive Officer, expressed as a percentage of base salary. 2025 awards are measured on a sliding scale as follows:

% of Goal Achieved	<70%	70%	85%	100%	115%	130%	140% and above
% of Target Paid	0%	40%	70%	100%	130%	160%	200%

A hallmark of the annual cash incentive program has been a consistent and rigorous focus on achieving the Company’s annual net income goal. The Committee has chosen net income, not EBITDA or operating profit, as the chief financial metric for this program because it is the primary indicator of corporate performance to stockholders. When setting incentive compensation goals for the Named Executive Officers, the Committee believes that corporate performance is an appropriate measure of individual performance. Accordingly, the majority of the 2025 annual incentive compensation for the Chief Executive Officer and a substantial portion of the annual incentive compensation for each of the Named Executive Officers is based upon Company net income performance. The net income goal is proposed by Company management and approved by the Board and the Committee before or within the first 90 days of each year. The target level represents an amount of net income that the Committee determines is attainable with excellent performance under expected economic conditions. The remaining goals for the Chief Executive Officer and the other Named Executive Officers are based upon individual business unit or leadership criteria determined by the Committee for the Chief Executive Officer and by the Chief Executive Officer for the other Named Executive Officers. The Committee assesses annual goal achievement and approves awards for the Named Executive Officers.

For 2025, the Company’s IC net income target was $3.70 billion with a minimum threshold of $2.80 billion and a maximum threshold of $4.90 billion. The Committee approved the Company’s adjusted income of $2.85 billion, which excluded the $264.5 million after-tax charge related to civil litigation in Europe as well as the negative financial impact of direct tariffs. The Committee approved an overall payment for R. P. Feight of 62.7 percent of target, based on 71.8 percent achievement of the Company profit goal and 110 percent for his leadership in achieving the Company’s strategic initiatives in his role as Chief Executive Officer. The Committee approved an overall payment for B. J. Poplawski of 71.4 percent of target, including 71.8 percent achievement of the Company profit goal and 95 percent achievement for his leadership of Company growth initiatives. The Committee approved an overall payment for K. D. Baney of 66.6 percent of target, including 72 percent achievement of the business unit profit goals and 110 percent for his leadership of Company growth initiatives. The Committee approved an overall payment for C. M. Dozier of 70.6 percent of target, including 88.7 percent achievement of the business unit profit goals and 100 percent achievement for his leadership of Company growth initiatives. The Committee approved an overall payment for D. C. Siver of 62.5 percent of target, including 71.7 percent achievement of the business unit profit goals and 86.7 percent achievement for his leadership of Company initiatives. The Committee exercised discretion to reduce each Named Executive Officer’s maximum funding amount described below under the heading “IC Funding Limit” in determining payout as described above.

The following table outlines the 2025 goals and incentive awards for each of the current Named Executive Officers:

Name and Principal Position	Performance Measure	Target Award as a % of Base Salary	Performance Measure as a % of Target	Award Achieved as a % of Target
R. P. Feight	Company Profit Goal	125	75	62.7
Chief Executive Officer	Business Leadership		25

B. J. Poplawski	Company Profit Goal	70	40	71.4
Senior Vice President & Chief Financial Officer	Business Leadership		60

K. D. Baney	Company Profit Goal	80	40	66.6
Executive Vice President (a)	Business Unit Profit		30
	Business Leadership		30

C. M. Dozier (retired 4/1/26)	Company Profit Goal	80	40	70.6
Executive Vice President	Business Unit Profit		30
	Business Leadership		30

D. C. Siver (retired 1/7/26)	Company Profit Goal	80	40	62.5
Executive Vice President	Business Unit Profit		30
	Business Leadership		30

(a)
Promoted to President effective January 1, 2026.

IC Funding Limit. IC awards for the Named Executive Officers are subject to the terms of the Senior Executive Yearly Incentive Compensation Plan (the “IC Plan”) approved by the stockholders. The maximum amount that may be paid to any eligible participant in any year under the IC Plan is $4,500,000. Pursuant to the IC Plan, the Committee established a yearly funding plan limit for 2025 IC awards equal to a percentage of the Company’s net income (the “Annual Pool”) and assigned a percentage of the Annual Pool to each Named Executive Officer. The 2025 funding limit equaled three percent of the Company’s net income and the corresponding maximum share of such pool for the current Chief Executive Officer and the next four most highly compensated executive officers was 43.3 percent, 22.5 percent, 12 percent, 12 percent and 10.2 percent, respectively. The Committee, in its sole discretion, may reduce or eliminate (but not increase) any award otherwise payable to the Named Executive Officers under each officer’s funding maximum based on the achievement of the IC Plan goals, an assessment of individual performance and other factors within the discretion of the Committee. The Committee exercised such discretion in determining the IC awards for 2025 performance.

Long-Term Incentive Compensation (“LTIP”). The Company’s long-term incentive program is based on a multi-year performance period and provides annual grants of stock options and cash incentive awards. The program also includes restricted stock/RSUs, which are awarded to certain executives based on the attainment of an annual performance goal and vest over three years. The LTIP aligns the interests of executives with those of stockholders to focus on long-term growth in stockholder value. The 2025 target for each element of the long-term compensation program for each Named Executive Officer is calculated as a percentage of base salary as indicated in the table below:

Name	Long-Term Cash	Stock Options	Restricted Stock/RSUs
R. P. Feight	270%	600%	270%
H. C. Schippers (retired 6/2/25)	110%	400%	120%
B. J. Poplawski	80%	250%	80%
K. D. Baney	100%	380%	110%
C. M. Dozier (retired 4/1/26)	100%	380%	110%
D. C. Siver (retired 1/7/26)	100%	380%	110%

Long-term incentive compensation cash award. This program focuses on long-term growth in stockholder value by providing an incentive for superior Company performance that is measured against Peer Companies’ performance over a three-year period. Company performance is measured by the three-year change in net income, return on sales, return on capital and total shareholder return (weighted equally) as compared to the Peer Companies (“Company Performance Goal”). Named Executive Officers and all executive officers are eligible for a long-term incentive cash award based upon the three-year Company Performance Goal approved by the Committee with a new performance period beginning every calendar year.

Subject to the funding maximums established by the Committee that are described below under the heading “LTIP Funding Limit,” the Named Executive Officers’ goals for the 2025-2027 cycle are the following:

Name	Financial Performance and Individual Performance Measures for LTIP 2025-2027 Cycle	Performance Measure as a % of Target
R. P. Feight	Company Performance Goal	75
	Business Leadership	25
H. C. Schippers (retired 6/2/25)	Company Performance Goal	50
	Business Unit Profit	30
	Business Leadership	20
B. J. Poplawski	Company Performance Goal	40
	Company Profit Goal	30
	Business Leadership	30
K. D. Baney	Company Performance Goal	50
	Business Unit Profit	25
	Business Leadership	25
C. M. Dozier (retired 4/1/26)	Company Performance Goal	50
	Business Unit Profit	25
	Business Leadership	25
D. C. Siver (retired 1/7/26)	Company Performance Goal	50
	Business Unit Profit	25
	Business Leadership	25

The Committee believes that the three-year change in net income, return on sales, return on capital and total shareholder return are excellent indicators of the Company’s performance against the Peer Companies. The target amount will be earned if the Company’s financial performance ranks above at least half of the Peer Companies. The maximum cash award amount will be earned if the Company’s financial performance ranks above all of the Peer Companies. No award will be earned if the Company’s financial performance ranks in the bottom 25 percent of the Peer Companies. The Company has used this rigorous comparison goal for over 15 years. During that period, the Company ranked above 50 percent of the Peer Companies in 13 of the last 15 years, demonstrating excellent performance against the Peer Companies and providing superior returns to stockholders.

The remaining portion of the award for the Chief Executive Officer and the Named Executive Officers is based upon individual business unit and leadership goals determined by the Committee for the Chief Executive Officer and by the Chief Executive Officer for the other Named Executive Officers, measured over a three-year performance cycle. The Committee assesses goal achievement for the prior three-year period in April following completion of the applicable cycle and approves awards for the Named Executive Officers at such time. Long-term incentive cash awards are measured on a sliding scale as indicated below:

% of Goal Achieved	<75%	75%	100%	125%	150% and above
% of Target Paid	0%	50%	100%	150%	200%

In April 2025, the Committee determined cash awards for the three-year period ending December 31, 2024. For the 2022-2024 LTIP cycle, the Company ranked third among the eleven Peer Companies and the Committee approved a payout of 160 percent of target on the Company Performance Goal for each Named Executive Officer.

All Named Executive Officers in the 2022-2024 LTIP cycle had goals in addition to the Company Performance Goal. The award for R. P. Feight was based 30 percent on strategic goals focused on market share growth, parts sales and PACCAR’s emerging technologies strategy development. The Committee determined that R. P. Feight exceeded each goal and approved an overall payout of 148 percent of target. The award for H. C. Schippers was based 30 percent on business unit profit at DAF and Worldwide Financial Services and 20 percent on business unit leadership. The Committee determined that H. C. Schippers met or exceeded each goal and approved an overall payout of 155.9 percent of target. The award for K. D. Baney was based 50 percent on business unit profit at Kenworth and 20 percent on business unit leadership. The Committee determined that K. D. Baney met or exceeded each goal and approved an overall payout of 168 percent of target. The award for C. M. Dozier was based 25 percent on business unit profit at Kenworth, PACCAR Australia, Brasil and Mexico, and 25 percent on business unit leadership. The Committee determined that C. M. Dozier exceeded the business unit goal and approved an overall payout of 147.5 percent of target. The award for D. C. Siver was based 25 percent on business unit profit at Peterbilt, PACCAR Parts and Dynacraft and 25 percent on business unit leadership. The Committee determined that D. C. Siver met or exceeded each goal and approved an overall payout of 155 percent of target. The Committee exercised discretion to reduce each Named Executive Officer’s maximum funding amount described below under the heading “LTIP Funding Limit” in determining payout as described above. The long-term cash awards for the 2023-2025 LTIP cycle have not been determined as of the date of this proxy statement because peer group comparison data was not available.

LTIP Funding Limit. The maximum cash portion amount that may be paid to any eligible participant in any year under the LTIP program is $7,000,000. The LTIP awards for the Named Executive Officers are subject to the conditions of payment set forth in the Long-Term Incentive Plan. Pursuant to the LTIP, the Committee established a funding limit for the 2025-2027 LTIP performance cycle equal to one percent of the Company’s cumulative net income and the maximum share of such pool assigned to the current Chief Executive Officer and the next four most highly compensated executive officers was 55.8 percent, 16.7 percent, 9.7 percent, 9.7 percent and 8.1 percent, respectively. The Committee, in its sole discretion, may reduce or eliminate (but not increase) any award otherwise payable to the Named Executive Officers under each officer’s funding maximum based on the achievement of the LTIP goals, an assessment of individual performance and other factors within the discretion of the Committee.

Stock options. The Committee includes stock options in its compensation program because stock options link the interests of executives directly with stockholders’ interests through increased individual stock ownership. Stock options are granted by the Committee once each year on a predetermined date after the fourth-quarter earnings release and are not repriced, backdated or purchased by the Company. The number of options is determined by multiplying the executive’s base salary on the grant date by a target award percentage and dividing by the average closing price of the Company’s stock on the first five trading days of the year. The exercise price of stock options is the closing price of the Company’s stock on the date of grant. Options become exercisable at the end of a three-year vesting period and expire ten years after the date of grant. A participant who elects to retire at age 62 with 15 years of service, but before age 65, has ten years from date of grant to exercise vested options and a prorated number of stock options which are not otherwise exercisable at the time of retirement will become immediately exercisable, and may thereafter be exercised by the participant at any time within ten years after the date of grant. A participant who retires at or after age 65 has the full term to exercise options and unvested options will continue to vest. Vesting may be accelerated in the event of a change in control.

The Committee granted stock options on February 3, 2025 in accordance with the target award percentages listed on page 20. All stock options granted in 2025 vest and become exercisable on January 1, 2028 and remain exercisable until February 3, 2035, unless the participant’s employment terminates earlier for reasons other than retirement or the participant is demoted to an ineligible position.

Annual restricted stock program. Performance-based restricted stock and RSUs are included in the program because they link the interests of executives directly with stockholders’ interests through increased individual stock ownership and add a performance goal that is tied to the success of the Company’s business. The Committee sets a Company performance goal and makes dollar-denominated restricted stock or RSU grants, subject to the achievement of the annual performance goal, on or before the first 90 days of the year. If the Committee determines that the annual performance goal was achieved, the number of restricted shares or RSUs is determined and settled by multiplying the executive’s base salary by the target award percentage and dividing by the average closing price of the Company’s stock on the first five trading days of the following year. The restricted stock or RSUs vest 25 percent on the first day of the month following the first anniversary of the grant and an additional 25 percent on each succeeding first of January. Unvested awards are forfeited upon termination unless termination is by reason of death, disability or retirement. All awards vest immediately upon a change in control. Each Named Executive Officer has the same rights as all other stockholders to vote the restricted shares and to receive cash dividends. Named Executive Officers may elect to receive RSUs instead of restricted stock on the above terms, except that RSUs do not have voting rights and receive dividend equivalents that are credited to a stock unit account.

The performance goal for 2025 was five percent after-tax return on revenue. The goal was determined based on the average return on revenues of heavy- and medium-duty truck manufacturers in Europe and North America. Return on revenue is defined as net income divided by total revenues.

On February 6, 2026, the Committee determined that the 2025 performance goal was achieved and approved the grant of restricted stock or RSUs consistent with the target award percentages listed on page 20. The restricted stock or RSUs granted on February 6, 2026 for 2025 performance are included in footnote (b) on page 27.

Compensation of the Chief Executive Officer

The Committee applies the same compensation philosophy, policies and comparative data analysis to the Chief Executive Officer as it applies to the other Named Executive Officers. The Chief Executive Officer is the only officer with overall responsibility for all corporate functions and, as a result, has a greater percentage of his total compensation based on the overall financial performance of the Company. Under his leadership in 2025, the Company achieved $28.44 billion annual revenues and $2.38 billion net income.

Deferral of Annual and Long-Term Performance Awards

The Committee administers a Deferred Compensation Plan described on page 31, which allows eligible employees to defer cash incentive awards into an income account or a stock unit account. Both accounts are unfunded and unsecured. This program provides tax and retirement planning benefits to participants and market-based returns on amounts deferred. Certain deferrals are subject to Internal Revenue Code Section 409A. Payouts from the income account are made in cash either in a lump sum or in a maximum of 15 annual installments in accordance with the executive’s payment election. Stock unit accounts are paid out in Company stock either in a one-time distribution or in a maximum of 15 annual installments in accordance with the executive’s payment election. Participation in the Deferred Compensation Plan is voluntary.

Stock Ownership Guidelines

The Company’s executive officers are required to meet stock ownership guidelines that reflect alignment of senior executives’ long-term goals with that of the Company stockholders. The minimum number of shares of Company stock and deferred stock units expected to be held by each category of executive officer is as follows: the Chief Executive Officer — five times base salary; other Named Executive Officers — three times base salary; and other executive officers — one times base salary. Company executive officers have three years from the first January after the executive first holds the qualifying position to attain the stock ownership target.

The Committee reviews compliance with the guidelines each year. Executives who are not in compliance with the ownership threshold must retain all vested stock awards and at least 50 percent of after-tax shares acquired through the exercise of stock options until the applicable stock ownership threshold is met. As of January 1, 2026, all executive officers either had achieved the stock ownership threshold or were within the time allowed to meet it.

Effect of Post-Termination Events

The Company has no written employment agreement with its Chief Executive Officer or with any Named Executive Officer. Executive compensation programs provide full benefits only if a Named Executive Officer remains with the Company until normal retirement at age 65. In general, upon a termination without cause, a Named Executive Officer retains vested benefits but receives no enhancements or severance. In a termination for cause, the executive forfeits all benefits except those provided under a qualified pension plan. Long-term cash incentives are prorated upon retirement at age 62, with 15 years of service, or death and are awarded at the maximum level upon a change in control. The annual restricted stock/RSU grants become fully vested at retirement, death or a change in control. The Company believes that the benefits described in this section help it attract and retain its executive officers by providing financial security in the event of certain qualifying terminations of employment or a change in control of the Company. The fact that the Company provides these benefits does not materially affect other decisions that the Company makes regarding compensation. The Company maintains a separation pay plan for all U.S. salaried employees that provides a single payment of up to six months of base salary in the event of job elimination in a business restructuring or reduction in the workforce. The Named Executive Officers are eligible for the benefit on the same terms as any other eligible U.S. salaried employee.

Effect of Tax Treatment

While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee believes that it is in the best interests of our stockholders to structure a program that is considered to be the most effective in attracting, motivating and retaining key executives.

Compensation Forfeiture

In the event the Board determines that an executive officer has engaged in misconduct detrimental to the Company, including fraudulent conduct which results in a material inaccuracy in the Company’s financial statements, the officer may be terminated for cause and all unpaid compensation forfeited. Cause is defined to include: an act of embezzlement, fraud or theft; the deliberate disregard of the rules of the Company or a subsidiary; any unauthorized disclosure of any secret or confidential information of the Company or a subsidiary; any conduct which constitutes unfair competition with the Company or a subsidiary; or inducing any customer of the Company or a subsidiary to breach any contracts with the Company or a subsidiary. The provisions do not allow for recoupment of base salary which has been previously paid.

The Company maintains an incentive compensation recovery policy in accordance with Rule 10D-1 of the Exchange Act and Nasdaq Rule 5608 that requires the Company to recover excess incentive compensation that was paid to an executive officer based in whole or in part on financial results that were subject to a restatement of the Company’s financial statements. Additionally, in the event the Board determines that an executive officer has engaged in fraud that has caused or substantially contributed to the restatement, the Board in its discretion may recover from the officer or former officer any or all incentive compensation based in whole or in part on the financial results that were subject to the restatement.

Conclusion

The Company’s compensation programs are designed and administered in a manner consistent with its conservative executive compensation philosophy and guiding principles. The programs emphasize the retention of key executives and appropriate rewards for excellent results. The Committee monitors these programs in recognition of the dynamic marketplace in which the Company competes for talent. The Company will continue to emphasize Pay for Performance and equity-based incentive programs that compensate executives for results that are consistent with generating outstanding performance for its stockholders.

Compensation Committee Report

The Committee reviewed and discussed the Compensation Discussion and Analysis Section (“CD&A”) for 2025 with management. Based on the Committee’s review and its discussions with management, the Committee recommends to the Board of Directors that the CD&A be included in the Company’s proxy statement for the 2026 Annual Meeting and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

THE COMPENSATION COMMITTEE

K. S. Hachigian, Chair
C. A. Niekamp
L. A. S. Pretti
G. Ramaswamy

2025 Summary Compensation

The following table provides information on compensation for the Named Executive Officers for the last three fiscal years ended December 31, 2025:

Name and Principal Position	Year	Salary ($)	Stock Awards (Restricted Stock/RSUs) ($) (a)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (d)	All Other Compensation ($) (e)	Total ($)
R. P. Feight	2025	1,690,385	4,900,500	2,174,485	1,326,521	2,509,474	17,500	12,618,865
Chief Executive Officer	2024	1,646,154	4,537,500	2,093,216	7,822,063	1,243,176	22,114	17,364,223
	2023	1,544,231	4,262,500	1,856,874	8,737,500	4,486,196	21,364	20,908,665

H. C. Schippers (retired 6/2/25)	2025	523,558	1,485,000	988,419	0	685,970	24,507	3,707,454
President & Chief	2024	1,103,365	1,386,000	888,057	2,897,205	470,110	24,505	6,769,242
Financial Officer	2023	1,035,577	1,320,000	798,662	3,507,638	1,727,788	21,364	8,411,029

B. J. Poplawski	2025	482,308	297,000	187,802	235,760	684,987	17,500	1,905,357
Senior Vice President & Chief Financial Officer

K. D. Baney	2025	657,461	798,600	550,888	351,732	788,262	17,500	3,164,443
Executive Vice President (f)	2024	602,885	532,400	255,859	1,104,068	364,667	17,250	2,877,129

C. M. Dozier (retired 4/1/26)	2025	739,770	865,150	596,783	418,694	1,007,297	17,500	3,645,194
Executive Vice President	2024	713,462	865,150	574,488	1,521,956	459,082	17,250	4,151,388
	2023	674,038	816,750	512,148	1,730,400	1,385,504	16,500	5,135,340

D. C. Siver (retired 1/1/26)	2025	739,770	865,150	596,783	370,388	978,087	17,500	3,567,678
Executive Vice President	2024	713,462	865,150	574,488	1,415,528	230,974	17,250	3,816,852
	2023	674,038	816,750	512,148	1,713,300	1,126,552	16,500	4,859,288

(a)
Represents dollar-denominated restricted equity rights awarded in 2025 under the LTIP and settled in restricted stock or RSUs in February 2026 following achievement of an annual performance goal. The amounts shown are calculated by applying the applicable target award percentage to the individual’s maximum potential base salary.
(b)
Represents the aggregate grant date fair value of stock options granted under the LTIP on February 3, 2025, February 5, 2024 and February 8, 2023, calculated in accordance with FASB ASC Topic 718. For additional accounting information, including the Company’s Black-Scholes-Merton option pricing model assumptions, refer to Note R in the Consolidated Financial Statements in the Company’s Annual Reports on Form 10-K for 2025, 2024 and 2023.
(c)
Amounts for 2025 represent the awards earned under the IC Plan in 2025 that are determined and paid in 2026. Cash awards earned under the LTIP for the 2023-2025 cycle will not be determined until late April 2026. Amounts for 2024 and 2023 include IC and LTIP cash awards.
(d)
Represents the aggregate change in value during 2025 of benefits accrued under the Company’s qualified defined benefit retirement plan and Supplemental Retirement Plan (R. P. Feight $2,509,474; H. C. Schippers $145,923; B. J. Poplawski $684,987; K. D. Baney $788,262; C. M. Dozier $1,007,297; D. C. Siver $976,611); H. C. Schippers change in value of benefits accrued under the DAF defined benefit plan and his transition agreement, $53,603 and $486,444, respectively; and the interest earned under the Deferred Compensation Plan in excess of 120 percent of the applicable federal long-term rate as prescribed under Section 1274(d) of the Internal Revenue Code (D. C. Siver $1,476). Company retirement benefits are described in the accompanying Pension Benefits disclosure.
(e)
Represents Company matching contributions to the SIP (401(k) plan) of $17,500 for each Named Executive Officer for 2025, $17,250 for 2024 and $16,500 for 2023. In 2025, amounts include income related to tax preparation services for H. C. Schippers of $7,007. In 2024, amounts include income related to tax preparation services for R. P. Feight of $4,864 and H. C. Schippers of $7,255. In 2023, amounts include income related to tax preparation services for R. P. Feight and H. C. Schippers of $4,864 each. Aggregate perquisites were less than $10,000 for all Named Executive Officers.
(f)
Promoted to President effective January 1, 2026.

2025 Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during 2025:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target ($)	Maximum ($)	Options (#)	Awards ($/Sh)	Awards ($)
R. P. Feight
Restricted Equity Rights (b)	2/3/2025				4,455,000	4,900,500
Stock Options (c)	2/3/2025						92,768	109.13	2,174,485
LTIP Cash (c)		303,750	4,455,000	8,910,000
Annual Incentive Cash (d)		211,719	2,117,188	4,234,375

H. C. Schippers (retired 6/2/25)
Stock Options (c)	2/3/2025						42,168	109.13	988,419
LTIP Cash (c)		56,250	1,237,500	2,475,000

B. J. Poplawski
Restricted Equity Rights (b)	2/3/2025				270,000	297,000
Stock Options (c)	2/3/2025						8,012	109.13	187,802
LTIP Cash (c)		11,455	315,000	630,000
Annual Incentive Cash (d)		40,740	339,500	679,000

K. D. Baney
Restricted Equity Rights (b)	2/3/2025				726,000	798,600
Stock Options (c)	2/3/2025						23,502	109.13	550,888
LTIP Cash (c)		30,000	660,000	1,320,000
Annual Incentive Cash (d)		37,620	627,000	1,254,000

C. M. Dozier (retired 4/1/26)
Restricted Equity Rights (b)	2/3/2025				786,500	865,150
Stock Options (c)	2/3/2025						25,460	109.13	596,783
LTIP Cash (c)		32,500	715,000	1,430,000
Annual Incentive Cash (d)		35,580	593,000	1,186,000

D. C. Siver (retired 1/7/26)
Restricted Equity Rights (b)	2/3/2025				786,500	865,150
Stock Options (c)	2/3/2025						25,460	109.13	596,783
LTIP Cash (c)		32,500	715,000	1,430,000
Annual Incentive Cash (d)		23,720	593,000	1,186,000

(a)
See the CD&A for how these amounts are determined.
(b)
Represents dollar-denominated rights that are settled in restricted stock/RSUs under the LTIP following satisfaction of an annual performance goal. The restricted equity rights were settled on February 6, 2026 based on the average closing price of the Company’s stock on the first five trading days of 2026, as follows: R. P. Feight 40,498; B. J. Poplawski 2,584; K. D. Baney 6,944; C. M. Dozier 7,174; D. C. Siver 7,174. The value of the restricted stock/RSUs, calculated using the closing price of Company stock on February 6, 2026 of $127.35, is as follows: R. P. Feight $5,157,420; B. J. Poplawski $329,072; K. D. Baney $884,318; C. M. Dozier $913,609; D. C. Siver $913,609.
(c)
Represents stock options granted or cash awards made under the LTIP.
(d)
Represents awards under the Company’s IC Plan.

2025 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding stock option and restricted stock or RSU awards held by the Named Executive Officers on December 31, 2025:

		Option Awards (a)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)
R. P. Feight	51,165	0	62.87	1/1/2025	2/7/2032	14,597	1,598,517
	0	141,038	71.95	1/1/2026	2/8/2033	21,718	2,378,338
	0	104,244	104.16	1/1/2027	2/5/2034	28,990	3,174,695
	0	92,768	109.13	1/1/2028	2/3/2035

H. C. Schippers (retired 6/2/25)	8,676	0	33.33	1/1/2019	2/4/2026
	24,866	0	71.95	6/2/2025	2/8/2033
	20,884	0	104.16	6/2/2025	2/5/2034
	5,856	0	109.13	6/2/2025	2/3/2035

B. J. Poplawski	0	6,370	71.95	1/1/2026	2/8/2033	1,855	203,141
	0	6,318	104.16	1/1/2027	2/5/2034
	0	8,012	109.13	1/1/2028	2/3/2035

K. D. Baney	9,672	0	50.79	1/1/2023	2/4/2030	1,081	118,380
	11,118	0	61.26	1/1/2024	2/2/2031	1,650	180,692
	11,574	0	62.87	1/1/2025	2/7/2032	3,711	406,392
	0	10,806	71.95	1/1/2026	2/8/2033
	0	12,742	104.16	1/1/2027	2/5/2034
	0	23,502	109.13	1/1/2028	2/3/2035

C. M. Dozier (retired 4/1/26)	20,682	0	61.26	1/1/2024	2/2/2031	2,002	219,239
	19,494	0	62.87	1/1/2025	2/7/2032	4,140	453,371
	0	38,900	71.95	1/1/2026	2/8/2033	5,527	605,262
	0	28,610	104.16	1/1/2027	2/5/2034
	0	25,460	109.13	1/1/2028	2/3/2035

D. C. Siver (retired 1/7/26)	0	38,900	71.95	1/1/2026	2/8/2033	2,002	219,239
	0	28,610	104.16	1/1/2027	2/5/2034	4,140	453,371
	0	25,460	109.13	1/1/2028	2/3/2035	5,527	605,262

(a)
Represents stock options granted under the LTIP that vest in full on the third January 1 following the grant date. The vesting date may be accelerated if a change in control occurs. Options expire ten years from the date of grant unless employment is terminated earlier.
(b)
Represents restricted stock/RSUs granted in settlement of dollar-denominated restricted equity rights under the LTIP, which vest in four equal tranches commencing on the first day of the month following the first anniversary of the grant date and then on January 1 of each succeeding year.
(c)
The amount shown represents the number of shares multiplied by the closing price of the Company’s stock on December 31, 2025 of $109.51.

2025 Option Exercises and Stock Vested

The following table shows all stock options exercised and restricted stock or RSU awards that vested during 2025 for the Named Executive Officers and the value realized upon exercise or vesting:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (b)
R. P. Feight	85,275	3,542,593	49,331	5,162,529
H. C. Schippers (retired 6/2/25)	143,137	6,377,996	36,573	3,853,163
B. J. Poplawski	8,369	322,556	619	66,382
K. D. Baney	0	0	4,296	450,853
C. M. Dozier (retired 4/1/26)	0	0	7,865	824,052
D. C. Siver (retired 1/7/26)	103,671	6,117,014	7,865	824,052

(a)
The dollar amounts shown are determined by multiplying the number of shares of the Company’s common stock by the difference between the per-share market price of the Company’s common stock at the time of exercise and the exercise price of the options.
(b)
The dollar amounts are determined by multiplying the number of restricted shares or RSUs that vested by the per-share closing price of the Company’s common stock on the vesting date.

2025 Pension Benefits

The following table shows the present value of the retirement benefit payable to the Named Executive Officers as of December 31, 2025:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
R. P. Feight	Retirement Plan	27	1,254,105	0
	Supplemental Retirement Plan	27	17,112,314	0
H. C. Schippers (retired 6/2/25)	Retirement Plan (DAF)	30	454,726	0
	Retirement Plan (US)	9	460,352	0
	Supplemental Retirement Plan	9	3,465,760	0
	Transition Agreement	9	3,975,834	0
B. J. Poplawski	Retirement Plan	27	1,579,537	0
	Supplemental Retirement Plan	27	1,848,616	0
K. D. Baney	Retirement Plan	31	1,274,164	0
	Supplemental Retirement Plan	31	3,157,666	0
C. M. Dozier (retired 4/1/26)	Retirement Plan	35	1,781,414	0
	Supplemental Retirement Plan	35	6,521,425	0
D. C. Siver (retired 1/7/26)	Retirement Plan	32	1,547,484	0
	Supplemental Retirement Plan	32	5,514,752	0

The Company’s U.S. qualified noncontributory retirement plan has been in effect since 1947. The Named Executive Officers participate in this plan on the same basis as other U.S. salaried employees. Employees are eligible to become a member in the plan after completion of 12 months of employment with at least 1,000 hours of service. The plan provides benefits based on years of service and salary. Participants are vested in their retirement benefits after five years of service.

The benefit for each year of service, up to a maximum of 35 years, is equal to one percent of the highest average salary plus 0.5 percent of highest average salary in excess of the Social-Security-covered compensation level. Highest average salary is defined as the average of the highest 60 consecutive months of an employee’s cash compensation, which includes base salary and annual incentive cash compensation, but it excludes compensation under the LTIP. The benefits are not subject to any deduction for Social Security or other offset amounts. Benefits from the plan are paid as a monthly single-life annuity or, if married, actuarially equivalent 50 percent, 75 percent or 100 percent joint and survivor annuity options are also available. Survivor benefits based on the 50 percent joint and survivor option will be paid to an eligible spouse if the employee is a vested member in the plan and dies before retirement.

The Company’s unfunded U.S. Supplemental Retirement Plan (“SRP”) provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula. Benefits from the plan are paid as a lifetime monthly annuity or a single lump-sum distribution at the executive’s election and the benefits will be paid at the later of: (1) termination of employment or (2) the date the participant attains age 55. If the participant dies before the supplemental benefit commencement date, the participant’s surviving spouse will be eligible to receive a survivor pension for the amount by which the total survivor pension benefit exceeds the surviving spouse’s retirement plan benefit. Executives terminated for cause, as defined in the Plan, forfeit all SRP benefits.

Normal retirement age under both plans is 65, and participants may retire early between ages 55 and 65 if they have 15 years of service. For retirement at ages 55 through 61 with 15 years of service, pension benefits are reduced four percent per year from age 65. For retirement at or after age 62 with 15 years of service, there is no reduction in retirement benefits. As of December 31, 2025, R. P. Feight, B. J. Poplawski, K. D. Baney, C. M. Dozier and D. C. Siver are eligible for a reduced early retirement benefit.

H. C. Schippers’ transition agreement provides that if he works for PACCAR in the United States for at least five years, then an additional year of credited service will be added to his nonqualified retirement benefit for each fully completed year of service.

H. C. Schippers participated in the Company’s pension program in the Netherlands on the same basis as other DAF Eindhoven employees. DAF participates in the Metal and Electrical Engineering Industry Pension Fund (the “Fund”), a multi-employer defined benefit plan covering employees of the country’s metal industry. The benefit is based on a percentage of the career average salary up to the annually indexed salary maximum multiplied by years of service up to age 68 per January 1, 2025. In 2025, thPe percentage of salary was 1.875 percent and the yearly indexed maximum salary was €95,236. Survivor benefits include a pension up to 70 percent of the participant’s benefit. Participants contribute 50 percent of the premiums and are vested from date of hire. Normal retirement benefits begin at age 68 and participants may retire early at or after age 55 with reduced benefits.

The Pension Benefits table shows the present value of the accrued retirement benefits for the Named Executive Officers under the Company’s retirement plan and SRP based on highest average salary and service as of December 31, 2025 and the present value of H. C. Schippers’ accrued benefits under the Fund and his transition agreement. Present value calculations for each Named Executive Officer under age 62 assumed that each remains employed until age 62, if eligible for unreduced benefits, or age 65 if not. Additional assumptions include the use of FTSE Discount Pension Curve as of December 31, 2025 and December 31, 2024 to discount future payouts (equivalent to a discount rate of 5.55 percent and 5.50 percent, respectively, for the Plan in aggregate). The mortality assumptions use the RP-2012 White Collar Male Mortality Table projected generationally with projection scale MP-2021.

2025 Nonqualified Deferred Compensation

The following table provides information about the deferred compensation accounts of the Named Executive Officers as of December 31, 2025. Amounts deferred reflect cash awards payable in prior years but voluntarily deferred by the executive.

Name	Executive Contribution in 2025 ($)	Aggregate Earnings in 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of 12/31/2025 ($) (a)
R. P. Feight	0	0	0	0
H. C. Schippers (retired 6/2/25)	0	0	0	0
B. J. Poplawski	0	0	0	0
K. D. Baney	0	0	0	0
C. M. Dozier (retired 4/1/26)	0	0	0	0
D. C. Siver (retired 1/7/26)	691,132	307,236	0	3,994,773

(a)
To the extent required to be reported, all cash awards were reported as compensation to the Named Executive Officer in the Summary Compensation Table for previous years.

The Company’s Deferred Compensation Plan provides all eligible employees, including the Named Executive Officers, an opportunity to voluntarily defer all or part of the cash awards earned and payable under the LTIP and the IC Plan. The Company makes no contributions to the Deferred Compensation Plan. Accounts are credited with interest or dividend equivalents as described below.

A portion of the amount in the 2025 Aggregate Earnings column is reported in the Summary Compensation Table for the Named Executive Officers as follows: D. C. Siver $1,476. Certain of the Named Executive Officers have elected to defer into an income account, a stock unit account or any combination of each. Deferral elections were made in the year before the award was payable. Cash awards were credited to the income account on the date the award was payable and interest is compounded monthly on the account balance based on the simple combined average of the daily Aa Industrial Bond yield average for the immediately preceding month. The Named Executive Officer may elect to be paid out the balance of the income account in a lump sum or in up to 15 substantially equal annual installments. Cash awards credited to the stock unit account are treated as if they had been invested in the Company’s common stock on the date the cash award is payable. Dividend equivalents are credited to the stock unit account and treated as if they had been invested in the Company’s common stock on the date the dividend is paid to stockholders. A Named Executive Officer’s stock unit account is paid out in Company stock either in a one-time distribution or in a maximum of 15 annual installments, at the election of the Named Executive Officer. Payment of a Named Executive Officer’s income account and stock unit account will be made or commence to be made in the first January following the Named Executive Officer’s termination of employment, unless the Named Executive Officer elects to have payment occur or commence on an earlier date, except that payment on account of termination of employment to a participant who is a specified employee for purposes of Section 409A on the Internal Revenue Code will not be made prior to the first day of the month following the six-month anniversary of termination of employment. If the Named Executive Officer dies before his or her interest under the Deferred Compensation Plan has been distributed, his or her interest will be distributed to his or her beneficiary. A Named Executive Officer will forfeit his or her entire interest under the Deferred Compensation Plan if he or she is terminated by the Company for cause or if the Named Executive Officer refuses to provide advice or counsel to the Company or any of its subsidiaries after the Named Executive Officer’s termination of employment.

Potential Payments Upon Termination or Change in Control

The Named Executive Officers do not have severance or change in control agreements with the Company. The information below describes certain compensation that would become payable under existing plans if each Named Executive Officer’s employment terminated or a change in control occurred on December 31, 2025. These payments do not include deferred compensation balances and the present value of accumulated SRP benefits reported in the “Nonqualified Deferred Compensation” and “Pension Benefits” tables.

	R. P. Feight ($)	H. C. Schippers ($) (a)	B. J. Poplawski ($)	K. D. Baney ($)	C. M. Dozier ($)	D. C. Siver ($)
Termination for Cause	0	0	0	0	0	0
Termination Without Cause	0	0	0	0	0	0
Retirement
Annual Incentive Plan	1,326,521	N/A	235,760	351,732	418,694	370,388
Stock Options	N/A	968,524	N/A	N/A	N/A	N/A
Long-Term Cash Award	3,875,000	1,603,402	150,000	332,500	675,000	675,000
Restricted Stock/RSUs	7,151,550	1,896,978	203,141	705,464	1,277,872	1,277,872
Total	12,353,071	4,468,904	588,901	1,389,696	2,371,566	2,323,260
Death
Annual Incentive Plan	1,326,521	N/A	235,760	351,732	418,694	370,388
Long-Term Cash Award	8,110,000	N/A	441,667	875,167	1,390,000	1,390,000
Restricted Stock/RSUs	7,151,550	N/A	203,141	705,464	1,277,872	1,277,872
Total	16,588,071	N/A	880,568	1,932,363	3,086,566	3,038,260
Change in control
Annual Incentive Plan	4,234,375	N/A	679,000	1,254,000	1,186,000	1,186,000
Long-Term Cash Award	16,220,000	N/A	883,333	1,750,333	2,780,000	2,780,000
Restricted Stock/RSUs	7,151,550	N/A	203,141	705,464	1,277,872	1,277,872
Total	27,605,925	N/A	1,765,474	3,709,797	5,243,872	5,243,872

(a)
Value of awards as of June 2, 2025.

Termination for Cause. If a Named Executive Officer had been terminated for “cause,” as defined in the Company’s LTIP Administrative Guidelines, all unpaid cash incentives under the IC Plan and the LTIP, stock options (vested and unvested), restricted stock/RSUs, deferred compensation balances and accrued SRP benefits would have been immediately forfeited.

Resignation or Termination Without Cause. If a Named Executive Officer had resigned or been terminated without cause, all unpaid incentives under the IC Plan and the LTIP, unvested stock options and restricted stock/RSUs would have been immediately forfeited. Vested stock options would remain exercisable for one month from the date of termination.

Deferred compensation balances, as described in the Nonqualified Deferred Compensation Table, would be paid in a lump sum or in installments according to the payment election filed by the Named Executive Officer. The Named Executive Officer may elect to have such payments made or commence in any January that is at least 12 months from the date of such payment election, but no later than the first January following the year in which the executive attains age 70-1/2.

Accrued SRP benefits described under the Pension Benefits Table would be paid in a form previously elected by the Named Executive Officer. R. P. Feight, B. J. Poplawski and C. M. Dozier would receive a single lump-sum cash payment. K. D. Baney and D. C. Siver would receive monthly annuities payable for life. If termination occurred on December 31, 2025, these payments would be made or would commence in accordance with the terms of the SRP on July 1, 2026 for each Named Executive Officer.

Retirement. R. P. Feight, B. J. Poplawski, K. D. Baney, C. M. Dozier and D. C. Siver were eligible for early retirement benefits as of December 31, 2025. Deferred compensation balances and accumulated SRP benefits would have been payable for the Named Executive Officers as described above under “Resignation or Termination Without Cause.” Annual incentive compensation earned in 2025 would have been paid in the first quarter of 2026 and long-term incentive cash awards earned under the 2023-2025 performance cycle would be paid by May 2026 based on actual performance against goals. The long-term performance awards in the table reflect target awards. LTIP cash awards for incomplete cycles are prorated for retirement after age 62, with 15 or more years of service. For an officer over age 62, but before age 65, with 15 or more years of service, a prorated number of stock options will vest on retirement and will be exercisable through their original expiration date. The stock options value in the table reflects the difference between the closing market price on December 31, 2025 and the exercise price multiplied by the prorated number of unvested stock options. All outstanding restricted stock/RSUs for the Named Executive Officers who were (i) over age 62 or (ii) over age 55 with at least 15 years of service would vest in full upon retirement. The amount listed for restricted stock/RSUs in the table reflects vesting of all unvested restricted stock/RSUs for those eligible for normal or early retirement at the closing market price on December 31, 2025. The closing market price on December 31, 2025 was $109.51 per share.

Death. In the event of the death of a Named Executive Officer on December 31, 2025, beneficiaries of the Named Executive Officer would have been entitled to receive all of the benefits that would have been paid to a Named Executive Officer who had retired on that date as described above, with the following exceptions:

•
Long-term incentive cash awards earned under the 2024-2026 LTIP performance cycle and the 2025-2027 LTIP performance cycle would have been paid on a prorated basis (2/3 and 1/3, respectively) following completion of the cycle, based on actual performance against goals.
•
All outstanding restricted stock/RSUs would vest immediately.

Change in Control. Benefits payable in the event of a change in control on December 31, 2025 are the same as benefits payable in the event of death on the same date (as described above) with the following exceptions:

•
Named Executive Officers employed on December 31, 2025 would have been entitled to a maximum IC award for 2025 (200 percent of target), a maximum long-term incentive cash award under the 2023-2025 performance cycle of the LTIP and a maximum prorated award under the 2024-2026 and the 2025-2027 performance cycles based on the number of full or partial months completed in the performance cycle. The maximum payment amounts are shown in the table above and would have been paid in a lump sum immediately following the change in control.
•
All outstanding restricted stock/RSUs would vest immediately.

Deferred compensation balances would have been paid as a single lump sum in cash from the “income account” and whole shares of the Company’s common stock from the “stock account” immediately following the change in control. The Compensation Committee of the Board of Directors has the discretionary authority to provide the following benefits in the event of a change in control:

•
Immediate vesting of all unvested stock options. The value of unvested options that could have been immediately vested upon a change in control on December 31, 2025 was: R. P. Feight $5,890,345; B. J. Poplawski $276,103; K. D. Baney $482,974; C. M. Dozier $1,623,822; D. C. Siver $1,623,822.
•
The additional SRP benefits that could have been paid had the plan been terminated following a change in control on December 31, 2025 are as follows: R. P. Feight $6,460,191; B. J. Poplawski $274,046; K. D. Baney $1,428,740; C. M. Dozier $1,701,928; D. C. Siver $1,728,269.

CEO PAY RATIO DISCLOSURE

PACCAR identified its median employee using the employee population on October 1, 2023 and used total cash compensation as the appropriate “consistently applied compensation measure” in order to determine the median paid employee. Total cash compensation paid to each employee for the period from January 1, 2025 to September 30, 2025 was reviewed for all global employees. PACCAR believes total cash compensation reasonably reflects annual compensation. PACCAR used the same employee for 2025 because there has been no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. The identified median employee’s total annual compensation will be compared to the CEO’s total annual compensation, both as calculated in accordance with the requirements of the Summary Compensation Table. The CEO’s cash award earned for the 2023-2025 LTIP cycle will not be determined until April 27, 2026. The CEO pay ratio for 2025 will be disclosed on Form 8-K following such determination. The CEO pay ratio for 2024 was 189 to 1.

PAY VERSUS PERFORMANCE DISCLOSURE

The following table provides information on compensation for the principal executive officer (“PEO”), the average compensation for the other Named Executive Officers (“Non-PEO NEOs”) and certain measures of the Company’s financial performance for the last five fiscal years ended December 31, 2025:

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (a)	Compensation Actually Paid to PEO ($) (a) (b) (c)	Compensation Table Total for Non-PEO NEOs ($) (a)	Compensation Actually Paid to Non-PEO NEOs ($) (a) (b) (c)	Total Shareholder Return ($) (d)	Peer Group Total Shareholder Return ($) (d) (e)	Net Income ($ Bil.)	After-Tax Return on Revenue (%)
2025	12,618,865	12,600,886	3,198,025	1,977,884	229.33	248.17	2.4	8.4
2024	17,364,223	19,854,324	4,403,653	4,940,579	212.27	195.23	4.2	12.4
2023	20,908,665	27,166,311	5,318,704	6,468,126	191.56	160.50	4.6	13.1
2022	13,255,737	15,910,278	3,658,626	4,472,884	123.58	132.86	3.0	10.4
2021	12,800,753	10,086,318	3,743,979	3,261,059	105.63	121.88	1.9	7.9

(a)
R. P. Feight was the PEO in 2025, 2024, 2023, 2022 and 2021. H. C. Schippers, B. J. Poplawski, K. D. Baney, C. M. Dozier and D. C. Siver were the Non-PEO NEOs in 2025. H. C. Schippers, C. M. Dozier, D. C. Siver and K. D. Baney were the Non-PEO NEOs in 2024. H. C. Schippers, C. M. Dozier, D. C. Siver and T. R. Hubbard were the Non-PEO NEO in 2023. H. C. Schippers, M. T. Barkley, C. M. Dozier and D. C. Siver were the Non-PEO NEOs in 2022 and 2021.
(b)
The “compensation actually paid” to our PEO and Non-PEO NEOs in 2025 reflects the following adjustments from the Summary Compensation Table:

PEO
Summary Compensation Table Total	$12,618,865
Deducted Change in Pension Value in Summary Compensation Table	$(2,509,474)
Added pension plan service cost and prior service cost	$563,319
Deducted Stock and Option Awards values reported in Summary Compensation Table	$(7,074,985)
Added fair value at fiscal year-end of Stock and Option Awards granted during covered year that remain outstanding and unvested as of fiscal year end	$7,028,650
Added change as of covered year fiscal year end (from prior fiscal year end) in fair value of Stock and Option Awards granted in a prior fiscal year that remain outstanding and unvested as of fiscal year-end	$1,657,173
Added dollar value of dividends or other earnings paid on Stock or Option Awards during fiscal year prior to vesting date	$317,338
Compensation Actually Paid	$12,600,886

Non-PEO NEOs
Average Summary Compensation Table Total	$3,198,025
Deducted average Change in Pension Value in Summary Compensation Table	$(828,625)
Added average pension plan service cost and prior service cost	$86,820
Deducted average Stock and Option Awards values reported in Summary Compensation Table	$(1,446,315)
Added average fair value at fiscal year-end of Stock and Option Awards granted during covered year that remain outstanding and unvested as of fiscal year end	$973,723
Added average change as of covered year fiscal year end (from prior fiscal year end) in fair value of Stock and Option Awards granted in a prior fiscal year that remain outstanding and unvested as of fiscal year-end	$(52,552)
Added average dollar value of dividends or other earnings paid on Stock or Option Awards during fiscal year prior to vesting date	$46,808
Average Compensation Actually Paid	$1,977,884

(c)
Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Restricted stock/RSU grant date fair values are calculated using the stock price as of the date of grant. Adjustments have been made using the stock price as of fiscal year end and as of each date of vest.
(d)
Total shareholder return is based on a $100 investment as of December 31, 2020 and determined using S&P’s calculations of the cumulative total shareholder return on the Company’s common stock and the stock of each of the Peer Companies for the applicable year, weighted according to its respective capitalization at the beginning of each period, with dividends reinvested on a monthly basis.
(e)
The Peer Group for 2025 is the same as for 2024. Total shareholder return reflects revisions to the composition of the Peer Group in prior years due to (i) acquisitions of prior Peer Companies by current Peer Companies, and (ii) the inclusion of Peer Companies only for full years during which they were publicly traded.

Pay Versus Performance Relationship

The following graphs provide information on the relationship between compensation for the PEO, the average compensation for the Non-PEO NEOs and the measures in the Pay Versus Performance Table for the last five fiscal years ended December 31, 2025:

Performance Measures

The following table lists the most important financial performance measures used to link compensation actually paid to the PEO and Non-PEO NEOs for the fiscal year ended December 31, 2025:

•
Net Income
•
After-Tax Return on Revenue
•
Three-Year Change in Net Income
•
Return on Sales
•
Return on Capital
•
Total Shareholder Return

The Company’s use of these financial performance measures is described in the Compensation Discussion and Analysis section under the headings “Annual Incentive Cash Compensation (“IC”)” and “Long-Term Incentive Compensation (“LTIP”).”

ITEM 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (“SAY ON PAY”)

In 2025, PACCAR stockholders voted on an advisory basis to approve the compensation of the Named Executive Officers as required by Section 14A of the Exchange Act (known as a “Say on Pay” vote), with over 93 percent of the shares voted in favor of “Say on Pay.”

In 2025, the Company reported net sales and revenues of $28.44 billion and net income of $2.38 billion. The Company has achieved 87 consecutive years of net income, paid annual dividends every year since 1941 and delivered a total stockholder return of 8 percent in 2025. PACCAR’s average annual total return to stockholders has exceeded that of the S&P 500 Index over the last 5-, 10- and 20-year periods ended December 31, 2025.

2025 Financial Results and Business Highlights:

•
Consolidated net sales and revenues of $28.44 billion
•
Net income of $2.38 billion
•
Record year-end stockholders’ equity of $19.26 billion
•
Cash dividends declared of $1.43 billion
•
8.4 percent after-tax return on revenues
•
Record PACCAR Parts revenue of $6.87 billion
•
PACCAR Parts pre-tax income of $1.67 billion
•
Financial Services assets of $22.80 billion
•
Financial Services pre-tax income of $485.4 million
•
Cash provided by operations of $4.42 billion
•
Delivered 144,200 vehicles worldwide

The Company’s executive compensation program provides excellent incentives for executives to deliver superior short- and long-term business performance and stockholder returns. The Board of Directors recommends an advisory vote to APPROVE the compensation of the Named Executive Officers (“Say on Pay”).

The Compensation Discussion and Analysis (“CD&A”) beginning on page 15 of this Proxy Statement describes in detail the Company’s 2025 executive compensation program and the decisions made by the Compensation Committee. Highlights of the CD&A include the following:

•
Incentive-based pay (“Pay for Performance”) represents approximately 68 percent of the Named Executive Officers’ target total compensation, with approximately 51 percent related to long-term incentives and 17 percent related to achievement of challenging annual performance goals.
•
The Named Executive Officers earn long-term equity awards in the form of restricted stock/RSUs and stock options subject to multiple-year vesting requirements. The Company believes these awards ensure that a significant portion of the executives’ compensation reflects long-term growth in stockholder value.
•
Executive officer stock ownership guidelines align executives’ long-term goals with that of stockholders.
•
None of the Named Executive Officers has an employment agreement or severance arrangement.

The Company RECOMMENDS stockholders APPROVE the following “Say on Pay” resolution:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

This advisory vote is an excellent method for stockholders to provide input on the Company’s executive compensation program. Although the vote is not binding on the Company, the Board and Compensation Committee value the opinions expressed by stockholders and will consider the outcome of the vote when evaluating future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

Audit Committee Report

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee was comprised of up to six members in 2025, each of whom met the independence and financial literacy requirements of SEC and Nasdaq rules. It adopted a written charter outlining its responsibilities that was approved by the Board of Directors. A current copy of the Audit Committee’s charter is posted at www.paccar.com/about-us/board-of-directors/audit-committee-charter. The Board of Directors designated all Audit Committee members as Audit Committee financial experts.

Among the Committee’s responsibilities are the selection and evaluation of the independent auditors and the review of the financial statements. The Committee reviewed and discussed the audited consolidated financial statements for the most recent fiscal year with management. In addition, the Committee discussed all matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board with the independent auditors, EY. The Committee received from EY the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with them their independence. Based on the Audit Committee’s review of the audited financial statements and its discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission on February 18, 2026.

THE AUDIT COMMITTEE

P. R. Breber, Chair
A. J. Carnwath
B. A. Hill
B. B. Hulit

Independent Auditors

EY performed the audit of the Company’s financial statements for 2025 and has been selected to perform this function for 2026. Partners from the Seattle office of EY will attend the Annual Meeting and will have the opportunity to make statements if they desire and will be available to respond to appropriate questions.

The Audit Committee approved the engagement of the independent auditors, EY. The Audit Committee has also adopted policies and procedures for preapproving all audit and non-audit work performed by EY. The audit services engagement terms and fees and any changes to them require Audit Committee preapproval.The Committee has also preapproved the use of EY for specific categories of non-audit, audit-related and tax services up to a specific annual limit. Any proposed services exceeding preapproved limits require specific Audit Committee preapproval.

The services provided for the years ended December 31, 2025 and December 31, 2024 are as follows:

	(in millions)
	2025	2024
Audit	$9.90	$9.10
Audit-Related	.86	.92
Tax	.27	.40
All Other	.00	.00
Total	$11.03	$10.42

Audit Fees. In the year ended December 31, 2025, the independent auditors, EY, charged the Company $9.90 million for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, audit of the effectiveness of the Company’s internal control over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services provided in connection with statutory and regulatory filings.

Audit-Related Fees. In the year ended December 31, 2025, the independent auditors, EY, billed the Company $.86 million for audit-related professional services. These services included employee benefit plan (pension and 401(k)) audits and other assurance services not directly related to the audit of the Company’s consolidated financial statements.

Tax. In the year ended December 31, 2025, the independent auditors, EY, billed the Company $.27 million for tax services, which included fees for tax return preparation for the Company, consulting on audits and inquiries by taxing authorities, and advising on the effects that tax law changes and present and future transactions may have on the Company’s tax liabilities.

All Other Fees. In the year ended December 31, 2025, EY was not engaged to perform professional services other than those authorized above.

ITEM 3: ADVISORY VOTE ON THE RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee is responsible for the appointment, compensation (including preapproval of the audit fee), retention and oversight of the independent registered public accounting firm that audits the Company’s financial statements and internal controls of financial reporting. The Audit Committee and the Board believe that the retention of EY as the Company’s independent auditors is in the best interests of the Company and its stockholders.

This advisory vote is an excellent method for stockholders to provide input on the Audit Committee’s selection of the Company’s independent auditors. Although the vote is not binding on the Company, the Board and Audit Committee will review and consider the results of the vote in determining future auditor appointments.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3.

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s common stock to the cumulative total return of the S&P 500 Index and the return of the industry peer group of companies identified below (the “Peer Group Index”) for the last five fiscal years ended December 31, 2025. The Peer Group Index includes AGCO Corporation, Caterpillar Inc., Cummins Inc., Daimler Truck Holdings AG (effective January 1, 2022), Deere & Company, Eaton Corporation, Iveco Group N.V. (effective January 1, 2022), Oshkosh Corporation, TRATON SE, Terex Corporation and AB Volvo. S&P has calculated a return for each company in the Peer Group Index weighted according to its respective capitalization at the beginning of each period with dividends reinvested on a monthly basis. Management believes that the identified companies and methodology used in the graph for the Peer Group Index provide a better comparison than other indices available. The comparison assumes that $100 was invested December 31, 2020, in the Company’s common stock and in the stated indices and assumes reinvestment of dividends.

PACCAR Inc
S&P 500 Index
Peer Group Index
300
250
200
150
100
50
2020
2021
2022
2023
2024
2025

	2020	2021	2022	2023	2024	2025
PACCAR Inc	100	105.63	123.58	191.56	212.27	229.33
S&P 500 Index	100	128.71	105.40	133.10	166.40	196.16
Peer Group Index	100	121.88	132.86	160.50	195.23	248.17

Stockholder Proposals and Director Nominations For 2027

A stockholder proposal must be addressed to the Corporate Secretary and received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009, by the close of business on November 18, 2026, to be considered for inclusion in the proxy materials for the Company’s 2027 Annual Meeting of Stockholders. A stockholder nomination by an eligible stockholder for one or more director candidates for the Company’s 2027 Annual Meeting of Stockholders may be included in the proxy if the Company receives information and notice of the nomination in compliance with Art. III, Section 7 of the Company’s Bylaws no later than November 18, 2026, and no earlier than October 19, 2026.

For business to be brought before the Annual Meeting of Stockholders by a stockholder, other than those proposals or nominees included in the proxy materials, the Company’s Bylaws (Art. III, Section 5 and Section 6) provide that notice of such business, including director nominations, must be received at the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the prior year’s annual meeting. The notice must include the information stated in the Bylaws. A copy of the pertinent Bylaw provision is available upon request to the Corporate Secretary, PACCAR Inc, P.O. Box 1518, Bellevue, Washington 98009. To comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the requirements of Rule 14a-19 of the Exchange Act.

Other Business

The Company knows of no other business likely to be brought before the meeting.

We will furnish to any stockholder upon request, without charge, a copy of any information that has been incorporated by reference in this proxy statement.

M. R. Beers
Secretary

March 18, 2026

Directions to PACCAR Parts Distribution Center

PACCAR PARTS DISTRIBUTION CENTER

405 Houser Way North

Renton, WA 98057

425.254.4200

Driving Directions	Parking
From I-405 southbound	Attendants at the entrance gate will provide directions to available parking.
• Take Exit 5.
• Turn right at end of ramp.
• Merge into left lane and turn left onto Garden Ave. N.
• Turn left onto North 8th Street.
• Follow signs to Shareholder Event parking.

From I-405 northbound
• Take Exit 5.
• Turn left at end of ramp.
• Go through traffic light and down the hill.
• Merge into left lane and turn left onto Garden Ave. N.
• Turn left onto North 8th Street.
• Follow signs to Shareholder Event parking.

PACCAR Inc Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR PHONE, SEE REVERSE SIDE OF THIS PROXY CARD. The Board of Directors Recommends a Vote “FOR” all the Director Nominees listed in Item 1. 1.Election of director nominees to serve for one-year terms FOR AGAINST ABSTAIN 1.Mark C. Pigott 2.Pierre R. Breber 3.Dame Alison J. Carnwath 4.R. Preston Feight FOR AGAINST ABSTAIN 7.Barbara B. Hulit8.John M. Pigott9.Luiz A. S. Pretti10.Ganesh Ramaswamy Please fold here – Do not separate 5.Kirk S. Hachigian6.Brice A. Hill 11.Dr. Dietmar A. Scheiter12.Mark A. Schulz The Board of Directors Recommends a Vote “FOR” Item 2. 2.Advisory resolution to approve executive compensation (“Say on Pay”) For Against Abstain The Board of Directors Recommends a Vote “FOR” Item 3. 3.Advisory vote on the ratification of independent auditors For Against Abstain IMPORTANT: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL THE DIRECTOR NOMINEES LISTED IN ITEM 1, FOR ITEMS 2 AND 3, AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Date Signature(s) in Box Please sign exactly as name(s) appears in type. Joint owners should each sign. When acting as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation or partnership, please sign full corporate or partnership name by authorized officer.

PACCAR Inc ANNUAL MEETING OF STOCKHOLDERS Tuesday, April 28, 2026 10:30 a.m. PACCAR Parts Distribution Center 405 Houser Way North Renton, Washington 98057 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held in person on Tuesday, April 28, 2026 at 10:30 a.m. at the PACCAR Parts Distribution Center, Renton, Washington. The proxy statement and annual report to stockholders are available and the Annual Meeting may be viewed on the Company’s website at www.paccar.com/2026annualmeeting/. PACCAR Inc 777 - 106th Avenue N.E. Bellevue, WA 98004 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 28, 2026. The shares of common stock you hold of record on March 3, 2026 will be voted as you specify on the reverse side. If the proxy is signed, dated and returned but no choice is specified, the proxy will be voted “FOR” all the Director Nominees listed in Item 1, “FOR” Items 2 and 3. By signing and dating the proxy, you revoke all prior proxies and appoint Mark C. Pigott and Mark A. Schulz, with full power of substitution, to vote your shares on the matters shown on the reverse side and to vote in their discretion on any other matters which may properly come before the Annual Meeting and all adjournments. This proxy card also constitutes voting instructions to the Trustee of the PACCAR Inc Savings Investment Plan (SIP) to vote the interest of the undersigned in the shares of Common Stock of PACCAR held by the Trustee in the SIP. The shares will be voted by the Trustee in accordance with the voting instructions indicated on the reverse. If no voting instructions are timely received, the Trustee will vote the shares in direct proportion to the shares with respect to which it has received timely voting instructions, as provided in the SIP. This proxy card also constitutes voting instructions to the record holder of the Employee Stock Purchase Plan (ESPP) to vote the interest of the undersigned in the shares of Common Stock of PACCAR held in the ESPP. Vote by Internet, Phone or Mail 24 Hours a Day, 7 Days a Week Your internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/PCAR Use the internet to vote your proxy until 11:59 p.m. (CT) on April 27, 2026. PHONE 1-866-883-3382 Use a touch-tone phone to vote your proxy until 11:59 p.m. (CT) on April 27, 2026. MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by internet or by phone, you do NOT need to mail back your proxy card.